                                                Filed Pursuant to Rule 424(b)(3)
                                                File No. 333-26881

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED MAY 27, 1997

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED MAY 27, 1997)

                         5,000,000 PREFERRED SECURITIES

                             RELIASTAR FINANCING II

             % TRUST ORIGINATED PREFERRED SECURITIESSM ("TOPRSSM")
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                    FULLY AND UNCONDITIONALLY GUARANTEED BY

                           RELIASTAR FINANCIAL CORP.
                                  -----------
  The     % Trust Originated Preferred Securities (the "Preferred Securities")
offered hereby represent preferred undivided beneficial interests in the assets of ReliaStar Financing II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"). ReliaStar Financial Corp., a Delaware corporation ("ReliaStar" or the "Company"), will directly or indirectly own all the common securities (the "Common

                                                        (continued on next page)

  SEE "RISK FACTORS" BEGINNING ON PAGE S-4 FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.

  The Preferred Securities have been approved for listing, subject to notice of issuance, on the New York Stock Exchange, Inc. (the "NYSE"). Trading of the Preferred Securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. See "Underwriting".
                                  -----------
THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
   OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     INITIAL PUBLIC   UNDERWRITING  PROCEEDS TO
                                    OFFERING PRICE(1) COMMISSION(2) TRUST(3)(4)
--------------------------------------------------------------------------------
Per Preferred Security............       $25.00           (3)          $25.00
--------------------------------------------------------------------------------
Total.............................    $125,000,000        (3)       $125,000,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Plus accrued distributions, if any, from                  , 1997.
(2) The Trust and the Company have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".
(3) In view of the fact that the proceeds of the sale of the Preferred Securities will be invested in the Junior Subordinated Debt Securities (as defined herein), the Company has agreed to pay to the Underwriters as compensation (the "Underwriters' Compensation") for their arranging the
    investment therein of such proceeds $.      per Preferred Security (or
    $            in the aggregate). See "Underwriting".
(4) Expenses of the offering which are payable by the Company are estimated to be $225,000.
                                  -----------
  The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made only in book-entry form, through the facilities of The Depository Trust Company, on or about
             , 1997.
                                  -----------
MERRILL LYNCH & CO.
     DAIN BOSWORTH
    INCORPORATED
           DONALDSON, LUFKIN & JENRETTE
                SECURITIES
                CORPORATION
                                            THE ROBINSON-HUMPHREY COMPANY, INC.
                               SMITH BARNEY INC.
                                  -----------

        The date of this Prospectus Supplement is                , 1997.

   SM"Trust Originated Preferred Securities" and "TOPrS" are service marks of
                           Merrill Lynch & Co., Inc.

(continued from previous page)

Securities" and, together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in an
equivalent amount of     % Subordinated Deferrable Interest Notes due
              , 2027 (the "Junior Subordinated Debt Securities") of the
Company. The Junior Subordinated Debt Securities will mature on           ,
2027 (or such date to which the maturity of the Junior Subordinated Debt Securities may be extended as described under "Description of the Junior Subordinated Debt Securities--General.") The obligations of the Company under the Junior Subordinated Debt Securities are unsecured and are subordinate and junior in right of payment to all present and future Senior Debt (as defined herein) of the Company, which aggregated approximately $449.1 million at March 31, 1997 and will rank pari passu with the Trust Related Securities (as defined herein) of the Company. As of March 31, 1997, there was approximately $125.0 million of outstanding Trust Related Securities. Upon an event of default under the Declaration (as defined herein), the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise. The Junior Subordinated Debt Securities purchased by the Trust may be subsequently distributed pro rata to holders of the Preferred Securities and Common Securities in connection with the dissolution of the Trust, upon the occurrence of certain events.

  Holders of the Preferred Securities are entitled to receive cumulative cash
distributions at an annual rate of     % of the liquidation amount of $25 per
Preferred Security, accruing from the date of original issuance and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of
each year, commencing                   , 1997 ("distributions"). The payment
of distributions out of moneys held by the Trust or payments upon the redemption of Preferred Securities and payments on liquidation of the Trust, as set forth below, are guaranteed by the Company (the "Preferred Securities Guarantee") to the extent described herein and under the heading "The Preferred Securities Guarantee" in the accompanying Prospectus. The Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that ReliaStar has made a payment of interest or principal, as the case may be, on the Junior Subordinated Debt Securities held by the Trust. The Preferred Securities Guarantee, when taken together with ReliaStar's obligations under the Junior Subordinated Debt Securities and the Junior Subordinated Indenture (as defined herein) and its obligations under the Declaration, including its obligations to pay costs, expenses and certain liabilities of the Trust, provides a full and unconditional guarantee of amounts due on the Preferred Securities. See "Risk Factors--Rights Under the Preferred Securities Guarantee." The obligations of the Company under the Preferred Securities Guarantee are subordinate and junior in right of payment to all other liabilities of the Company and pari passu with the Company's guarantee of Trust Related Securities and the most senior preferred stock issued, from time to time, if any, by the Company.

  The distribution rate and the distribution payment dates and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debt Securities, which will be the sole assets of the Trust. As a result, if principal or interest is not paid on the Junior Subordinated Debt Securities, no amounts will be paid on the Preferred Securities. If the Company does not make principal or interest payments on the Junior Subordinated Debt Securities, the Trust will not have sufficient funds to make distributions on the Preferred Securities, in which event the Preferred Securities Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor.

  The Company has the right to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period on the Junior Subordinated Debt Securities at any time for up to 20 consecutive quarters (each, an "Extension Period"). If interest payments are so deferred, distributions on the Preferred Securities will also be deferred. During such Extension Period, distributions will continue to accrue with interest thereon
(to the extent permitted by applicable law) at an annual rate of     % per
annum, compounded quarterly, and during any Extension Period, holders of Preferred Securities will be required to

                                                       (continued on next page)

(continued from previous page)

include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debt Securities. See "Risk Factors--Option to Extend Interest Payment Period", "Description of the Junior Subordinated Debt Securities --Option to Extend Interest Payment Period", and "United States Federal Income Taxation--Original Issue Discount". In the event of any such deferral, the holders of Preferred Securities do not have the right to appoint a special representative or trustee or otherwise act to protect their interests.

  The Junior Subordinated Debt Securities are redeemable by the Company, in
whole or in part, from time to time, on or after                 , 2002, or at
any time in certain circumstances upon the occurrence of a Tax Event (as defined herein). If the Company redeems Junior Subordinated Debt Securities, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed at $25 per Preferred Security plus accrued and unpaid distributions thereon (the "Redemption Price") to the date fixed for redemption. See "Description of the Preferred Securities--Mandatory Redemption". The Preferred Securities will be redeemed upon maturity of the Junior Subordinated Debt Securities. In addition, upon the occurrence of a Tax Event arising from a change in law or a change in legal interpretation regarding tax matters, unless the Junior Subordinated Debt Securities are redeemed in the limited circumstances described herein, the Trust shall be dissolved, with the result that the Junior Subordinated Debt Securities will be distributed to the holders of the Preferred Securities, on a pro rata basis, in lieu of any cash distribution. See "Description of the Preferred Securities--Tax Event Redemption or Distribution". If the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Junior Subordinated Debt Securities listed on the NYSE or on such other exchange, the Nasdaq National Market or other organization on which the Preferred Securities are then listed. See "Description of the Preferred Securities--Tax Event Redemption or Distribution" and "Description of the Junior Subordinated Debt Securities".

  In the event of the involuntary or voluntary dissolution, winding up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive, for each Preferred Security, a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution".

  FOR NORTH CAROLINA RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE PREFERRED SECURITIES OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING TRANSACTIONS, THE PURCHASE OF PREFERRED SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

  The following information concerning the Company, the Trust, the Preferred Securities, the Preferred Securities Guarantee and the Junior Subordinated Debt Securities supplements, and should be read in conjunction with, the information contained in the accompanying Prospectus. Capitalized terms used in this Prospectus Supplement and not otherwise defined herein have the same meaning as in the accompanying Prospectus.

                                 RISK FACTORS

  Prospective purchasers of Preferred Securities should carefully review the information contained or incorporated by reference elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters:

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE PREFERRED SECURITIES GUARANTEE AND JUNIOR SUBORDINATED DEBT SECURITIES

  The Company's obligations under the Preferred Securities Guarantee are subordinate and junior in right of payment to all other liabilities of the Company and pari passu with the Company's guarantee of Trust Related Securities and the most senior preferred stock issued, from time to time, if any, by the Company. See "Description of Capital Stock--Preferred Stock" in the accompanying Prospectus. The obligations of the Company under the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Debt of the Company and will rank pari passu with any Trust Related Securities. As of March 31, 1997, Senior Debt aggregated approximately $449.1 million and approximately $125.0 of Trust Related Securities were outstanding. There are no terms in the Preferred Securities, the Junior Subordinated Debt Securities or the Preferred Securities Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to the Junior Subordinated Debt Securities and the Preferred Securities Guarantee. See "Description of the Junior Subordinated Debt Securities--Subordination", and "Particular Terms of Junior Subordinated Debt Securities Issued in Connection with Preferred Securities" and "The Preferred Securities Guarantee--Status of the Preferred Securities Guarantee" in the accompanying Prospectus.

RIGHTS UNDER THE PREFERRED SECURITIES GUARANTEE

  The Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Property Trustee will act as indenture trustee under the Preferred Securities Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee (as defined herein) will hold the Preferred Securities Guarantee on behalf of the Trust for the benefit of the holders of the Preferred Securities.

  The Preferred Securities Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, including all accrued and unpaid distributions with respect to Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or a redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of the payment, to the extent the Trust has funds available therefor, or (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Preferred Securities Guarantee. If the Company fails to make any payments under the Preferred Securities Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Preferred Securities Guarantee to receive such payments without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Junior Subordinated Debt Securities, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Preferred Securities Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement (i) by the Property Trustee (as defined herein) of its rights as registered holder of the Junior Subordinated Debt Securities against the Company pursuant to the terms of the Junior Subordinated Debt Securities or
(ii) by such holder of the holder's rights against the Company to enforce the Junior Subordinated Debt Securities. See "Description of the Junior Subordinated Debt Securities-- Subordination", "Particular Terms of the Junior Subordinated Debt Securities Issued in Connection with Preferred Securities" and "The Preferred Securities Guarantee" in the accompanying Prospectus. The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Preferred Securities Guarantee and the Junior Subordinated Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

  If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Junior Subordinated Debt Securities against the Company. The holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, a holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the Holders of the Junior Subordinated Debt Securities unless the Property Trustee fails to do so. See "Description of the Preferred Securities--Voting Rights" and "Description of the Junior Subordinated Securities--Indenture Events of Default".

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  The Company has the right under the Junior Subordinated Indenture to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period at any time, and from time to time, on the Junior Subordinated Debt Securities. As a consequence of such an extension, quarterly distributions on the Preferred Securities would be deferred (but despite such deferral would continue to accrue with interest thereon compounded quarterly) by the Trust during any such extended interest payment period. Such right to extend the interest payment period for the Junior Subordinated Debt Securities is limited to a period not exceeding 20 consecutive quarters. In the event that the Company exercises this right to defer interest payments, then (i) the Company shall not declare or pay dividends on, make any distribution with respect to, redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, provided, however, the Company may declare and pay a stock dividend where the dividend is the same stock as that on which the dividend is being paid, and (ii) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Junior Subordinated Debt Securities. Prior to the termination of any such Extension Period, the Company may further delay payment of interest by further extending the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Preferred Securities-- Distributions" and "Description of the Junior Subordinated Debt Securities--Option to Extend Interest Payment Period".

  Should the Company exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities will continue to accrue income (as original issue discount ("OID")) in respect of the deferred interest allocable to its Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of record of Preferred Securities. As a result, each such holder of Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debt Securities. However, should the Company determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represents an undivided beneficial interest in the Junior Subordinated Debt Securities) may be more volatile than other securities on which OID accrues that do not have such rights. See "United States Federal Income Taxation-- Original Issue Discount".

PROPOSED CHANGES TO U.S. TAX LAWS; POSSIBLE TAX EVENT

  On February 6, 1997, the Clinton Administration released its budget proposal for fiscal year 1998. The proposal contains certain tax law changes that, if enacted, would prohibit an issuer from deducting interest payments or original issue discount on an instrument that has a maximum weighted average maturity of more than 40 years. Under the proposal, for purposes of determining the term of an instrument, any right to extend would be treated as exercised. The Administration's proposal, if enacted, would also treat a corporate issuer that files annual financial statements with the Commission as having characterized an instrument as equity for purposes of Section 385(c) of the Internal Revenue Code of 1986, as amended (the "Code"), if the instrument (i) has a maximum term exceeding 15 years and (ii) is not shown as indebtedness on the applicable balance sheet of the issuer or, in the case of indebtedness issued to a related party that issues a related instrument, such related instrument is not reflected as indebtedness on the applicable consolidated balance sheet. Under Section 385(c), the characterization by the issuer of an instrument as equity is binding on the issuer and all holders of the instrument unless a holder discloses on his tax return that he is treating such instrument in a manner inconsistent with the issuer's characterization. The Administration's proposal specifies that the changes would be effective for instruments issued on or after the date of first Congressional committee action.

  There can be no assurance that legislation affecting the Company's ability to deduct interest paid on the Junior Subordinated Debt Securities or the characterization of the Junior Subordinated Debt Securities for U.S. federal income tax purposes, including legislation similar to the proposals described above, will not be enacted in the future or that any such legislation would not be effective retroactively. In the event tax law changes are enacted and apply retroactively to the Junior Subordinated Debt Securities, such changes could give rise to a Tax Event, which would, in certain circumstances, require the dissolution of the Trust or permit the Company to redeem the Preferred Securities. See "Risk Factors--Tax Event Redemption or Distribution", "Description of the Preferred Securities--Tax Event Redemption or Distribution", "Description of the Junior Subordinated Debt Securities-- Interest" and "--Proposed Tax Legislation" and "United States Federal Income Taxation--Proposed Tax Legislation".

TAX EVENT REDEMPTION OR DISTRIBUTION

  Upon the occurrence of a Tax Event, the Trust shall be dissolved, except in the limited circumstance described below, with the result that the Junior Subordinated Debt Securities would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In certain circumstances, the Company shall have the right to redeem the Junior Subordinated Debt Securities, in whole or in part, in lieu of a distribution of the Junior Subordinated Debt Securities by the Trust, in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Junior Subordinated Debt Securities are redeemed by the Company. See "Description of the Preferred Securities--Tax Event Redemption or Distribution".

  Under current United States federal income tax law, a distribution of Junior Subordinated Debt Securities upon the dissolution of the Trust would not be a taxable event to holders of the Preferred Securities. However, a dissolution of the Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation--Receipt of Junior Subordinated Debt Securities or Cash Upon Liquidation of the Trust".

  There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debt Securities that a holder of Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debt Securities upon the occurrence of a Tax Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debt Securities and should carefully review all the information regarding the Junior Subordinated Debt Securities contained herein. See "Description of the Preferred Securities--Tax Event Redemption or Distribution", "Description of the Junior Subordinated Debt Securities" and "Description of Debt Securities" in the accompanying Prospectus.

LIMITED VOTING RIGHTS

  Holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, ReliaStar Trustees (as defined herein), due to such voting rights being vested exclusively in the Company, as the holder of the Common Securities. See "Description of the Preferred Securities--Voting Rights".

TRADING PRICE

  The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debt Securities. A holder who disposes of Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debt Securities through the date of disposition in income as ordinary income (i.e., OID), and to add such amount to the holder's adjusted tax basis in such holder's pro rata share of the underlying Junior Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation--Original Issue Discount" and "--Sales of Preferred Securities".

CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

  The Junior Subordinated Debt Securities do not contain provisions that afford holders protection in the event of a highly leveraged transaction, including a change of control, or other similar transactions involving the Company that may adversely affect such holders. See "Description of the Junior Subordinated Debt Securities--General".

ABSENCE OF PRIOR PUBLIC MARKET

  Prior to this offering, there as been no public market for the Preferred Securities. There can be no assurance that an active trading market will develop for the Preferred Securities or that, if such market develops, the market price will equal or exceed the public offering price set forth on the cover page of this Prospectus Supplement.

                                   THE TRUST

  The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of May 8, 1997, executed by ReliaStar, as sponsor (the "Sponsor"), and the trustees of the Trust (the "ReliaStar Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on May 8, 1997. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. ReliaStar will directly or indirectly acquire all of the Common Securities which constitute an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Debt Securities, and (iii) engaging in only those other activities necessary or incidental thereto.

  Pursuant to the Declaration, the number of ReliaStar Trustees will initially be three. Two of the ReliaStar Trustees (the "Regular Trustees") will be persons who are employees or officers of, or who are affiliated with, ReliaStar. The third trustee will be a financial institution that maintains its principal place of business in the State of Delaware and is unaffiliated with ReliaStar, which trustee will serve as property trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Property Trustee"). Initially, Wilmington Trust Company, a Delaware banking corporation, will be the Property Trustee until removed or replaced by the holder of the Common Securities. The Property Trustee will also act as indenture trustee under the Preferred Securities Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Guarantee Trustee"). See "The Preferred Securities Guarantee" in the accompanying Prospectus.

  The Property Trustee will hold title to the Junior Subordinated Debt Securities on behalf of the Trust for the benefit of the holders of the Trust Securities and the Property Trustee will have the power to exercise all rights, powers and privileges under the Junior Subordinated Indenture (as defined herein) as the holder of the Junior Subordinated Debt Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing trust account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Preferred Securities Guarantee on behalf of the Trust for the benefit of the holders of the Preferred Securities. ReliaStar, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any ReliaStar Trustee subject to the limitations set forth in the Declaration and to increase or decrease the number of ReliaStar Trustees. See "Description of the Preferred Securities--Voting Rights."

  The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act (the "Trust Act") and the Trust Indenture Act. See "Description of the Preferred Securities".

                           RELIASTAR FINANCIAL CORP.

  The Company is a holding company whose subsidiaries specialize in life insurance and related financial services businesses. Through ReliaStar Life Insurance Company, Minneapolis, Minnesota, and other subsidiaries, the Company issues and distributes individual life insurance and annuities; group life and health insurance; life and health reinsurance; and markets and manages mutual funds. The Company operates in four business segments:
Individual Insurance, Employee Benefits, Life and Health Reinsurance and
Pension.

  The Company's strategy is to compete by focusing on the needs of its customers and striving to provide innovative products in a service-oriented, cost-efficient manner. It is the Company's goal to form lifetime partnerships with its customers and deliver integrated financial solutions.

  Other life insurance subsidiaries, each of which is owned directly or indirectly by ReliaStar Life, are Northern Life Insurance Company, Seattle, Washington; ReliaStar United Services Life Insurance Company, Arlington, Virginia; and ReliaStar Bankers Security Life Insurance Company, Woodbury, New York. ReliaStar Life, United Services and Bankers Security were formerly known as Northwestern National Life Insurance Company, United Services Life Insurance Company and Bankers Security Life Insurance Society, respectively. Additional subsidiaries include Washington Square Advisors, Inc., Minneapolis, Minnesota; Washington Square Securities, Inc., Minneapolis, Minnesota; ReliaStar Mortgage Corporation, West Des Moines, Iowa; NWNL Northstar, Inc., Greenwich, Connecticut; PrimeVest Financial Services, Inc., St. Cloud, Minnesota; and Successful Money Management Seminars, Inc., Portland, Oregon.

  On February 23, 1997, ReliaStar agreed to acquire (the "SCC Acquisition") Security-Connecticut Corporation ("SCC"), an insurance holding company, in a stock for stock exchange in which SCC will merge with and into ReliaStar. The SCC Acquisition is valued at approximately $488 million and is expected to be completed in late June or early July 1997. For more information on the SCC Acquisition, see the Company's Current Report on Form 8-K dated February 23, 1997 which is incorporated herein by reference.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

  The following pro forma combined condensed financial statements reflect the acquisition of SCC. The SCC Acquisition will be accounted for as a "purchase" of SCC by ReliaStar under generally accepted accounting principles. The pro forma combined condensed financial statements are unaudited and combine the operations of ReliaStar and SCC for the three months ended March 31, 1997 and for the year ended December 31, 1996. The pro forma balance sheet assumes the SCC Acquisition occurred at March 31, 1997. The pro forma statements of income assume the SCC Acquisition occurred on January 1, 1996. The pro forma combined condensed financial statements have not been compiled, reviewed or audited by independent accountants.

  The unaudited pro forma combined condensed financial statements have been included for information only and were prepared pursuant to the rules and regulations of the Commission. As further discussed in the accompanying notes, the pro forma combined condensed financial statements do not purport to be indicative of the financial position or operating results that would have been achieved had the SCC Acquisition been consummated as of the dates indicated and should not be construed as representative of future financial position or operating results.

        PRO FORMA COMBINED CONDENSED BALANCE SHEET AS OF MARCH 31, 1997

                                  (UNAUDITED)
                                 (IN MILLIONS)

                               HISTORICAL        PRO FORMA
                           -------------------  ADJUSTMENTS
                                                 INCREASE     NOTE
                           RELIASTAR    SCC      (DECREASE) REFERENCE PRO FORMA
                           ---------  --------  ----------- --------- ---------
ASSETS
Investments..............  $11,920.6  $1,793.3    $  3.7         (a)  $13,717.6
Deferred Policy
 Acquisition
 Costs/Present Value of
 Future Profits..........    1,299.0     414.2     (65.3)        (b)    1,647.9
Other Assets.............    1,143.8     125.0     (20.4)        (b)    1,335.3
                                                   101.5         (c)
                                                    (7.8)        (d)
                                                    (6.8)        (e)
Participation Fund
 Account Assets..........      315.9       0.0       0.0                  315.9
Assets Held in Separate
 Accounts................    2,254.6       0.0       0.0                2,254.6
                           ---------  --------    ------              ---------
  TOTAL ASSETS...........  $16,933.9  $2,332.5    $  4.9              $19,271.3
                           =========  ========    ======              =========
LIABILITIES
Future Policy and
 Contract Benefits.......  $11,902.2  $1,811.9    $(52.3)        (b)  $13,661.8
Notes and Mortgages
 Payable.................      449.1      75.0       0.0                  524.1
Other Liabilities........      512.3      95.4       4.9         (f)      603.9
                                                     0.0         (g)
                                                    (8.7)        (h)
Participation Fund
 Account Liabilities.....      315.9       0.0       0.0                  315.9
Liabilities Related to
 Separate Accounts.......    2,249.1       0.0       0.0                2,249.1
                           ---------  --------    ------              ---------
  TOTAL LIABILITIES......   15,428.6   1,982.3     (56.1)              17,354.8
                           ---------  --------    ------              ---------
Trust-Originated
 Preferred Securities....      121.0       0.0       0.0                  121.0
SHAREHOLDERS' EQUITY
Common Stock.............      578.9       0.1      (0.1)        (i)      990.1
                                                   411.2     (j),(q)
Additional Paid-In
 Capital.................        0.0      83.1     (83.1)        (i)        0.0
Net Unrealized Investment
 Gains (Losses)..........       60.1      (2.1)      2.1         (i)       60.1
Retained Earnings........      834.5     269.1    (269.1)        (i)      834.5
Other, Net...............      (89.2)      0.0       0.0                  (89.2)
                           ---------  --------    ------              ---------
  TOTAL SHAREHOLDERS'
   EQUITY................    1,384.3     350.2      61.0                1,795.5
                           ---------  --------    ------              ---------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY..  $16,933.9  $2,332.5    $  4.9              $19,271.3
                           =========  ========    ======              =========

   See notes to unaudited pro forma combined condensed financial statements.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997

                                  (UNAUDITED)
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                   HISTORICAL     PRO FORMA
                                 --------------- ADJUSTMENTS
                                                  INCREASE     NOTE
                                 RELIASTAR  SCC   (DECREASE) REFERENCE PRO FORMA
                                 --------- ----- ----------- --------- ---------
REVENUES
Premiums.......................   $204.7   $13.0    $ 0.0               $217.7
Net Investment Income..........    234.7    33.9      0.0       (k)      268.6
Realized Investment Gains......      2.2     0.2      0.0                  2.4
Other Income...................    121.6    34.8      0.0       (l)      156.4
                                  ------   -----    -----               ------
  TOTAL........................    563.2    81.9      0.0                645.1
                                  ------   -----    -----               ------
BENEFITS AND EXPENSES
Benefits to Policyholders......    317.5    44.7      0.0                362.2
Sales and Operating Expenses...    121.4    11.6      0.0       (m)      133.6
                                                      0.6       (n)
Amortization of Deferred Policy
 Acquisition Costs/Present
 Value of Future Profits.......     28.4    10.9     (4.7)      (o)       34.6
Interest Expense...............      7.4     1.4      0.0                  8.8
Dividends and Experience
 Refunds to Policyholders......      7.1     0.1      0.0                  7.2
                                  ------   -----    -----               ------
  TOTAL........................    481.8    68.7     (4.1)               546.4
                                  ------   -----    -----               ------
Income Before Income Taxes.....     81.4    13.2      4.1                 98.7
Income Tax Expense.............     28.4     4.6      1.6       (p)       34.6
Dividends on Preferred
 Securities of Subsidiary, Net
 of Tax........................      1.7     0.0      0.0                  1.7
                                  ------   -----    -----               ------
Net Income.....................   $ 51.3   $ 8.6    $ 2.5       (q)     $ 62.4
                                  ======   =====    =====               ======
PER COMMON SHARE
Net Income:
  Primary......................   $ 1.26   $0.99      N/A               $ 1.31
  Fully Diluted................   $ 1.26   $0.99      N/A       (q)     $ 1.31
WEIGHTED AVERAGE SHARES
Common and Common Equivalent
 Shares (Primary)..............     40.7     8.6     (1.7)                47.6
Common Shares Assuming Maximum
 Dilution (Fully Diluted)......     40.7     8.7     (1.8)                47.6


   See notes to unaudited pro forma combined condensed financial statements.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                  (UNAUDITED)
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                 PRO FORMA
                                  HISTORICAL    ADJUSTMENTS
                               ----------------  INCREASE     NOTE
                               RELIASTAR  SCC    (DECREASE) REFERENCE PRO FORMA
                               --------- ------ ----------- --------- ---------
REVENUES
Premiums.....................  $  836.9  $ 58.3    $0.0               $  895.2
Net Investment Income........     940.7   135.3    (0.1)       (k)     1,075.9
Realized Investment Gains....      11.2     7.3     0.0                   18.5
Other Income.................     401.8   137.4     0.0        (l)       539.2
                               --------  ------    ----               --------
  TOTAL......................   2,190.6   338.3    (0.1)               2,528.8
                               --------  ------    ----               --------
BENEFITS AND EXPENSES
Benefits to Policyholders....   1,287.7   192.9     0.0                1,480.6
Sales and Operating Expenses.     437.4    49.9     0.0        (m)       489.8
                                                    2.5        (n)
Amortization of Deferred
 Policy Acquisition
 Costs/Present Value of
 Future Profits..............     113.0    36.2    (5.3)       (o)       143.9
Interest Expense.............      28.7     5.4     0.0                   34.1
Dividends and Experience
 Refunds to Policyholders....      19.7     0.4     0.0                   20.1
                               --------  ------    ----               --------
  TOTAL......................   1,886.5   284.8    (2.8)               2,168.5
                               --------  ------    ----               --------
Income Before Income Taxes...     304.1    53.5     2.7                  360.3
Income Tax Expense...........     106.1    18.2     1.8        (p)       126.1
Dividends on Preferred
 Securities of Subsidiary,
 Net of Tax..................       5.0     0.0     0.0                    5.0
                               --------  ------    ----               --------
Net Income...................  $  193.0  $ 35.3    $0.9        (q)    $  229.2
                               ========  ======    ====               ========
PER COMMON SHARE
Net Income:
  Primary....................  $   5.03  $ 4.10     N/A               $   5.07
  Fully Diluted..............  $   4.73  $ 4.07     N/A        (q)    $   4.81
WEIGHTED AVERAGE SHARES
Common and Common Equivalent
 Shares (Primary)............      37.3     8.6    (1.7)                  44.2
Common Shares Assuming
 Maximum Dilution (Fully
 Diluted)....................      40.1     8.7    (1.8)                  47.0


   See notes to unaudited pro forma combined condensed financial statements.

                     Notes to Unaudited Pro Forma Combined
                        Condensed Financial Statements

  The pro forma combined condensed financial statements assume all shares of Common Stock of SCC, as described, are converted, pursuant to the SCC Acquisition, into shares of Common Stock of ReliaStar at an exchange ratio of
 .7932 and at an assumed market price of $59.25 per share of ReliaStar Common Stock, the closing sale price per share of Common Stock of ReliaStar on February 21, 1997, the last trading day prior to the public announcement of the SCC Acquisition. It is further assumed that cash to be paid for fractional shares will not be significant.

  ReliaStar's preliminary allocation of the purchase price was based upon the estimated fair value of the assets acquired and liabilities assumed. The actual allocation will be based on further studies and valuations as of the effective time of the SCC Acquisition (the "Effective Time") and will be primarily affected by the impact of market interest rates as of the Effective Time upon the valuation of assets and liabilities of SCC, the effect of the ReliaStar Common Stock price as of the Effective Time upon the determination of the purchase price and the accrual at the Effective Time of estimated costs to eliminate duplicative facilities and equipment and to record the estimated liability for severance and other employee termination costs. The actual adjustments (other than those related to the accruals of certain costs at the Effective Time described above) are not, at the present time, expected to be significantly different, however, there can be no assurance that significant differences will not arise.

  The pro forma combined condensed financial statements do not include all adjustments to conform the accounting policies of SCC to those followed by ReliaStar. The nature and extent of such adjustments, if any, will be based upon further study and analysis and would not be expected to be significant to the pro forma financial results.

  The following describes the pro forma adjustments reflected in the accompanying unaudited pro forma combined condensed financial statements:

    (a) To value SCC's commercial mortgage loans at estimated fair value.

    (b) To eliminate SCC's deferred policy acquisition costs, goodwill, acquired insurance in-force and unearned revenue balances and to record the present value of future profits of the in-force business acquired. Present value of future profits reflects the estimated fair value of the business in-force and represents the portion of the cost to acquire SCC that is allocated to the value of the right to receive future cash flows from insurance contracts existing at the assumed date of acquisition. Such value is the present value of the actuarially determined projected cash flows from the acquired policies.

  The 15% discount rate used to determine such value is the rate of return required by ReliaStar to invest in the business being acquired. In determining the rate of return used to value the policies purchased, the following factors are considered:

  . The magnitude of the risk associated with each of the actuarial assumptions used in determining expected future cash flows.

  . Cost of capital available to fund the acquisition.

  . The perceived likelihood of changes in insurance regulations and tax laws.

  . Complexity of the acquired company.

  The value allocated to present value of future profits is based on a preliminary determination of such value; accordingly, this allocation may be adjusted upon final determination of such value. On a pro forma basis, assuming an acquisition date of March 31, 1997, expected gross amortization using current assumptions and accretion of interest based on an interest rate equal to the liability or contract rate (such rates ranging from 5.25% to 7.0% ) on the cost of policies purchased for each of the years in the five year period ended March 31, 2002, is as follows (dollars in millions):

        YEAR
        ENDED                  BEGINNING    GROSS     ACCRETION OF     NET      ENDING
      MARCH 31,                 BALANCE  AMORTIZATION   INTEREST   AMORTIZATION BALANCE
      ---------                --------- ------------ ------------ ------------ -------
      1998....................  $348.9      $50.8        $19.9        $30.9     $318.0
      1999....................   318.0       43.2         18.3         24.9      293.1
      2000....................   293.1       37.9         16.8         21.1      272.0
      2001....................   272.0       32.5         15.8         16.7      255.3
      2002....................   255.3       29.7         14.7         15.0      240.3

    (c) To record the excess of the cost to acquire SCC over the sum of the amounts assigned to identifiable assets acquired less liabilities assumed.

    (d) To record the direct out-of-pocket costs of acquisition.

    (e) To remove SCC's capitalized software costs to conform to ReliaStar's accounting policies.

    (f) To record lease related fair value adjustments, net.

    (g) At the Effective Time, the estimated liability for severance and other employee costs for certain executive officers and employees of SCC and the estimated costs to eliminate duplicative facilities and equipment and merge such operations will be accrued. These estimated costs have not been accrued on the pro forma balance sheet. The present estimate of these costs to be accrued at the Effective Time is approximately $8.0 million. The estimated $8.0 million liability will be accrued on the initial post-acquisition balance sheet of SCC and will increase annual goodwill amortization by approximately $130,000.

    (h) To adjust the deferred tax liability of SCC to the tax effected difference between the estimated fair value of the net assets acquired and the estimated tax basis of the net assets acquired.

    (i) To eliminate SCC equity.

    (j) To record the fair value of the pro forma 6.94 million shares of Common Stock of ReliaStar to be issued to acquire SCC, using a share price of $59.25 per share of ReliaStar Common Stock.

    (k) To record the amortization of the pro forma fair value adjustment to the cost basis of SCC investments. The pro forma adjustments to investments and investment income are based upon interest rates at March 31, 1997 and are not likely to be reflective of future results as the actual fair value adjustment and related future income statement effects will be dependent upon the interest rate environment at the time the SCC Acquisition is completed. The fair value adjustment to the cost basis of investments has been amortized over the estimated average remaining investment life.

    (l) It is expected that cross-selling of life insurance products between ReliaStar and SCC will produce incremental profits to the combined company. For purposes of the pro forma combined condensed statements of income, these incremental profits have not been included because they are not assured.

    (m) It is expected that certain costs and expenses of the combined companies will be less than those reflected in the accompanying pro forma combined condensed statements of income due to consolidation of operations. The estimated expense reductions are primarily related to the elimination of duplicative facilities, equipment and other personnel and functions. For purposes of the pro forma combined condensed statements of income, these expense reductions have not been included because they are not assured until ReliaStar takes affirmative actions to implement the cost reductions which cannot take place until the Effective Time. Until such time, they are not permitted to be reflected in the pro forma financial information according to accounting rules. The pro forma pre-tax annualized expense reductions are currently estimated to total approximately $7.0 million. In addition to the $7.0 million, the combined company expects to realize cost savings from the potential merger of the New York operations of ReliaStar and SCC.

    (n) To record the amortization of goodwill over the estimated periods to be benefited (40 years).

    (o) To record the adjustment to historical amortization of deferred policy acquisition costs to reflect the new amortization of the present value of future profits intangible asset established on the pro forma combined condensed balance sheet as of March 31, 1997.

    (p) To record income tax expense (benefit) of the pro forma adjustments (excluding goodwill amortization) at the applicable statutory federal effective rate of 35%.

    (q) Pro Forma Net Income and Fully Diluted Net Income per share for the year ended December 31, 1996, and the pro forma increase to shareholders' equity using the pro forma share price of $59.25 per share of ReliaStar Common Stock and the floor and ceiling share price of $49.00 and $64.30 are shown in the following table:

                                                      PRO FORMA
                                        ------------------------------------------
      RELIASTAR COMMON                   INCREASE TO                 FULLY DILUTED
        STOCK PRICE        EXCHANGE     SHAREHOLDERS'      NET        NET INCOME
          ASSUMED           RATIO          EQUITY         INCOME       PER SHARE
      ----------------     --------     -------------     ------     -------------
           $59.25           .7932          $411.2         $229.2         $4.81
           $49.00           .8927          $382.1         $229.9         $4.73
           $64.30           .7749          $436.5         $228.6         $4.81

CERTAIN FORWARD-LOOKING INFORMATION

  This Prospectus Supplement contains certain forward-looking information including information provided in "Unaudited Pro Forma Combined Condensed Financial Statements." The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking information to encourage companies to provide prospective information about their companies without fear of litigation so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. ReliaStar identifies the following important factors which could cause actual results to differ materially from any such results which might be projected, forecast, estimated or budgeted by ReliaStar in forward-looking information. All of such factors are difficult to predict and many are beyond the control of ReliaStar. Accordingly, while ReliaStar believes that the assumptions underlying the forward-looking information are reasonable, there can be no assurances that such assumptions will approximate actual experience. These important factors include: (i) general economic conditions, changes in interest rates and the performance of stock markets, each of which may impact the profitability of the combined company, the market value of the combined company's investment portfolio, the credit quality of the combined company's loan portfolio and the demand for life insurance products; (ii) regulatory developments affecting financial institutions, generally, and life insurance companies, specifically; (iii) changes in federal and state income tax laws and regulations which affect the relative tax advantage of life insurance products; (iv) industry consolidation and increased competition; (v) the combined company's ability to control costs and realize estimated cost savings; (vi) the integration of ReliaStar's and SCC's products, sales and operations in a timely and cost effective manner; and (vii) the timing, cost and successful completion of ReliaStar's announced stock repurchase program. Investors are also directed to consider other risks and uncertainties discussed in documents filed by ReliaStar with the Commission. ReliaStar disclaims any obligation to update forward-looking information.

SUMMARY FINANCIAL INFORMATION

  The following selected financial data for the five years ended December 31, 1996 and three months ended March 31, 1997 and 1996 are derived from the consolidated financial statements of ReliaStar. The table below reflects the consolidated results of operations and financial position of ReliaStar. All material intercompany transactions and balances have been eliminated.

                         THREE MONTHS ENDED
                              MARCH 31,                 YEAR ENDED DECEMBER 31,
                         ------------------- -------------------------------------------------
                           1997      1996      1996      1995       1994      1993      1992
                         --------- --------- --------- ---------  --------  --------  --------
                                                   (IN MILLIONS)
OPERATING DATA:
 Premiums............... $   204.7 $   205.0 $   836.9 $   851.5  $  726.9  $  659.6  $  589.9
 Net Investment Income..     234.7     232.3     940.7     891.1     618.3     635.0     606.7
 Realized Investment
  Gains (Losses)........       2.2       6.2      11.2       4.9     (27.4)    (32.4)    (33.7)
 Other Income...........     121.6      89.9     401.8     342.9     253.0     228.2     215.1
                         --------- --------- --------- ---------  --------  --------  --------
    Total Revenues......     563.2     533.4   2,190.6   2,090.4   1,570.8   1,490.4   1,378.0
 Benefits and Expenses..     481.8     459.1   1,886.5   1,830.6   1,404.2   1,361.8   1,288.4
 Income Tax Expense.....      28.4      26.2     106.1      90.7      58.9      46.1      29.0
 Dividends on Preferred
  Securities of
  Subsidiary, Net of
  Tax...................       1.7        .1       5.0       --        --        --        --
                         --------- --------- --------- ---------  --------  --------  --------
 Income from Continuing
  Operations............      51.3      48.0     193.0     169.1     107.7      82.5      60.6
 Loss from Discontinued
  Operations............       --        --        --       (5.4)     (2.6)      --        --
                         --------- --------- --------- ---------  --------  --------  --------
 Income Before
  Extraordinary Charges
  and Cumulative Effect
  of Accounting Changes.      51.3      48.0     193.0     163.7     105.1      82.5      60.6
 Extraordinary Charges..       --        --        --        --        --       (9.7)     (1.3)
 Cumulative Effect of
  Accounting Changes....       --        --        --        --        --       (7.5)      --
                         --------- --------- --------- ---------  --------  --------  --------
 Net Income............. $    51.3 $    48.0 $   193.0 $   163.7  $  105.1  $   65.3  $   59.3
                         ========= ========= ========= =========  ========  ========  ========
 Net Income Available to
  Common Shareholders... $    51.3 $    45.9 $   187.8 $   155.4  $   96.8  $   57.0  $   50.1
                         ========= ========= ========= =========  ========  ========  ========
BALANCE SHEET DATA
 (end of period):
Invested Assets......... $11,920.6 $11,785.4 $11,996.3 $11,814.2  $7,918.2  $7,716.3  $7,159.6
Other Assets............   5,013.3   3,986.9   4,710.7   3,705.0   2,448.6   2,196.6   1,915.6
                         --------- --------- --------- ---------  --------  --------  --------
  Total Assets..........  16,933.9  15,772.3  16,707.0  15,519.2  10,366.8   9,912.9   9,075.2
Notes and Mortgages
 Payable................     449.1     423.3     407.5     422.3     194.6     230.3     220.5
Other Liabilities.......  14,979.5  13,884.2  14,760.9  13,676.8   9,373.7   8,882.0   8,174.9
                         --------- --------- --------- ---------  --------  --------  --------
  Total Liabilities.....  15,428.6  14,307.5  15,168.4  14,099.1   9,568.3   9,112.3   8,395.4
Trust-Originated
 Preferred Securities...     121.0     120.8     120.9       --        --        --        --
Shareholders' Equity:
  Preferred.............       --       69.0       --       68.7      67.9      66.7      65.8
  Common................   1,384.3   1,275.0   1,417.7   1,351.4     730.6     733.9     614.0

                         CAPITALIZATION OF THE COMPANY

  The following table sets forth the consolidated summary capitalization at March 31, 1997 of the Company and its consolidated subsidiaries on a historical basis, as adjusted to reflect the application of the proceeds (without giving effect to the payment of Underwriters' Compensation or other offering expenses) from the sale of the Preferred Securities (the "Offering") and as adjusted on a pro forma basis to reflect the SCC Acquisition. See "Use of Proceeds." The table should be read in conjunction with the Company's consolidated financial statements and notes thereto, other financial data incorporated by reference herein, and the "Unaudited Pro Forma Combined Condensed Financial Statements" included herein. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

                                                       MARCH 31, 1997
                                               --------------------------------
                                                            AS      AS ADJUSTED
                                                         ADJUSTED  FOR OFFERING
                                                           FOR     AND THE SCC
                                                ACTUAL   OFFERING  ACQUISITION
                                               --------  --------  ------------
                                                       (IN MILLIONS)
Notes and Mortgages Payable--Current (a).....  $  211.3  $  211.3    $  211.3
Notes and Mortgages Payable--Noncurrent......     237.8     237.8       312.8
                                               --------  --------    --------
   Total Notes and Mortgages Payable.........     449.1     449.1       524.1
Company-Obligated Mandatorily Redeemable
 Preferred Securities of Subsidiary ReliaStar
 Financing I Holding Solely Junior
 Subordinated Debt Securities of the Company
 (b).........................................     121.0     121.0       121.0
Company-Obligated Mandatorily Redeemable
 Preferred Securities of Subsidiary ReliaStar
 Financing II Holding Solely Junior
 Subordinated Debt Securities of the Company
 (b).........................................       --      125.0       125.0
Shareholders' Equity:
Preferred Stock (c)..........................       --        --          --
Common Stock--100.0 million Shares
 Authorized; 42.6 million Shares Issued (49.5
 million as adjusted for SCC Acquisition)....     578.9     578.9       990.1
Note Receivable from ESOP....................     (21.2)    (21.2)      (21.2)
Unauthorized Restricted Stock Awards.........      (1.7)     (1.7)       (1.7)
Net Unrealized Investment Gains..............      60.1      60.1        60.1
Retained Earnings............................     834.5     834.5       834.5
Less Treasury Common Stock, at cost--2.4
 million Shares Held (4.0 million as adjusted
 for SCC Acquisition)........................     (66.3)    (66.3)     (166.3)
                                               --------  --------    --------
   Total Shareholders' Equity................   1,384.3   1,384.3     1,695.5
                                               --------  --------    --------
   Total Capitalization......................  $1,954.4  $2,079.4    $2,465.6
                                               ========  ========    ========

(a) "Notes and Mortgages Payable--Current" consists primarily of $164.0 million of commercial paper and $47.3 million of short term bank debt, each as of March 31, 1997.
(b) One hundred percent of the assets of the ReliaStar Financing I Trust consists of approximately $126.9 million in principal amount of the Junior Subordinated Debt Securities of ReliaStar with an interest rate of 8.2% and maturity date of March 15, 2016.
  One hundred percent of the assets of the ReliaStar Financing II Trust
  consists of approximately $        million in principal amount of the Junior
  Subordinated Debt Securities of ReliaStar with an interest rate of     % and
  maturity date of       , 2027.
(c) There are reserved for insurance up to 2,600,000 shares of Series A Junior participating Preferred Stock issuable upon exercise of certain preferred share purchase rights.

                             ACCOUNTING TREATMENT

  The financial statements of the Trust will be consolidated into the Company's consolidated financial statements, with the Preferred Securities treated as minority interest and shown in the Company's consolidated balance sheet as "Company-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary ReliaStar Financing II Holding Solely Junior Subordinated Debt Securities of the Company." The financial statement footnotes of the Company
will reflect that the sole asset of the Trust will be $           million
principal amount of the Junior Subordinated Debt Securities, bearing interest
at     % and maturing on                  . All reports filed by the Company
under the Exchange Act present information regarding the Trust, ReliaStar Financing I and other similar trusts in the manner described above. In addition, a footnote to the Company's audited financial statements reflects that (i) each trust is wholly-owned by the Company; (ii) the sole assets of each trust are junior subordinated debt securities, in each case specifying as to each trust the principal amount, interest rate and maturity date of the junior subordinated debt securities held; and (iii) the Preferred Securities Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities and the Junior Subordinated Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Company (other than with respect to the Trust Securities), and the corresponding obligations of the Company with respect to such other trusts, provide a full and unconditional guarantee of amounts on the Preferred Securities and the preferred securities issued by such other trusts. See "Capitalization."

                                USE OF PROCEEDS

  The proceeds from the sale of the Preferred Securities will be invested by the Trust in Junior Subordinated Debt Securities issued pursuant to the Junior Subordinated Indenture described herein and ultimately will be used by the Company to repurchase up to an aggregate of $100 million of shares of the Company's Common Stock after consummation of the SCC Acquisition and for general corporate purposes.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, Wilmington Trust Company, will act as indenture trustee under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the principal terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration (a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part), the Trust Act and the Trust Indenture Act.

GENERAL

  The Declaration authorizes the Regular Trustees to issue, on behalf of the Trust, the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned by the Company. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon redemption, liquidation and otherwise will be subordinated to the rights to payment of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Property Trustee will hold legal title to the Junior Subordinated Debt Securities purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "The Preferred Securities Guarantee" in the accompanying Prospectus.

The Preferred Securities Guarantee will be held by Wilmington Trust Company, the Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Preferred Securities Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred Securities is to vote (i) to direct the Property Trustee to enforce the Property Trustee's rights under the Junior Subordinated Debt Securities, or
(ii) if the failure of the Trust to pay distributions is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities, to institute a proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debt Securities. See "Description of the Preferred Securities--Voting Rights" and "Description of the Junior Subordinated Debt Securities--Indenture Events of Default".

DISTRIBUTIONS

  Distributions on the Preferred Securities will be fixed at a rate per annum
of     % of the stated liquidation amount of $25 per Preferred Security.
Distributions in arrears for more than one quarter will bear interest thereon
at the rate per annum of     % thereof compounded quarterly (to the extent
permitted by applicable law). The term "distribution" as used herein includes such cash distributions and any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

  Distributions on the Preferred Securities will be cumulative, will accrue
from             , 1997, and will be payable quarterly in arrears on March 31,
June 30, September 30 and December 31 of each year, commencing               ,
1997 when, as and if available for payment. Distributions will be made by the Property Trustee, except as otherwise described below.

  The Company has the right under the Junior Subordinated Indenture to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period from time to time on the Junior Subordinated Debt Securities, which, if exercised, would defer quarterly distributions on the Preferred Securities (though such distributions would continue to accrue interest since interest would continue to accrue on the Junior Subordinated Debt Securities) during any such extended interest payment period. Such right to extend the interest payment period for the Junior Subordinated Debt Securities is limited to a period not exceeding 20 consecutive quarters. In the event that the Company exercises this right, then (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, provided, however, the Company may declare and pay a stock dividend where the dividend is the same stock as that on which the dividend is being paid, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to such Junior Subordinated Debt Securities. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. See "Description of the Junior Subordinated Debt Securities-- Interest" and "--Option to Extend Interest Payment Period". If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such Extension Period.

  Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from the Company on the Junior Subordinated Debt Securities. See "Description of the Junior Subordinated Debt Securities". The payment of distributions out of moneys held by the Trust is guaranteed by the Company to the extent set forth under "The Preferred Securities Guarantee" in the accompanying Prospectus.

  Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Preferred Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates, which payment dates correspond to the interest payment dates on the Junior Subordinated Debt Securities. Such distributions will be paid through the Property Trustee who will hold amounts received in respect of the Junior Subordinated Debt Securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "Book-Entry Only Issuance--The Depository Trust Company" below. In the event that the Preferred Securities do not continue to remain in book-entry only form, the relevant record dates for the Preferred Securities shall conform to the rules of any stock exchange on which the securities are listed, and, if none, the Regular Trustees shall have the right to select relevant record dates, which shall be more than one Business Day but less than 60 Business Days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such payment date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) or Wilmington (in the State of Delaware) are permitted or required by any applicable law to close.

MANDATORY REDEMPTION

  The Junior Subordinated Debt Securities will mature on             2027 (or
such other date to which the maturity of the Junior Subordinated Debt Securities may be extended, as described under "Description of Junior Subordinated Debt Securities--General") and may be redeemed, in whole or in
part, at any time on or after              2002, or at any time in certain
circumstances upon the occurrence of a Tax Event. Upon the repayment of the Junior Subordinated Debt Securities, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so repaid or redeemed at the Redemption Price; provided, that holders of Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. See "Description of the Junior Subordinated Debt Securities-- Optional Redemption". In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described under "Book-Entry Only Issuance--The Depository Trust Company" below.

TAX EVENT REDEMPTION OR DISTRIBUTION

  "Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, on or after the date of this Prospectus Supplement, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of this Prospectus Supplement),
(c) any interpretation or pronouncement by any such body, court, agency or authority that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position, or
(d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated or effective, or which interpretation or pronouncement is issued or announced, or which action is taken, in each case on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) the Trust is, or within 90 days of the date thereof would be, subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debt Securities, (ii) interest payable to the Trust on the Junior Subordinated Debt Securities is not, or within 90 days of the date thereof would not be, deductible by the Company for United States federal income tax purposes or (iii) the Trust is, or within 90 days of the date thereof would be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  If, at any time, a Tax Event shall occur and be continuing, the Trust shall, except in the limited circumstances described below, be dissolved with the result that the Junior Subordinated Debt Securities with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of such Tax Event; provided, that such dissolution and distribution shall be conditioned on (i) the Regular Trustees' receipt of an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Junior Subordinated Debt Securities and (ii) the Company being unable to avoid such Tax Event within such 90 day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Trust Securities. Furthermore, if after receipt of a Dissolution Tax Opinion by the Regular Trustees (i) the Company has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Junior Subordinated Debt Securities for United States federal income tax purposes, even after the Junior Subordinated Debt Securities were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described above, or (ii) the Regular Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion to the Trust, the Company shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Junior Subordinated Debt Securities, in whole or in part, for cash within 90 days following the occurrence of such Tax Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed shall be redeemed by the Trust at the Redemption Price on a pro rata basis; provided, however, that if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that has no adverse effect on the Trust, the Company or the holders of the Trust Securities, the Company or the Trust will pursue such measure in lieu of redemption.

  If the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Company will use its best efforts to cause the Junior Subordinated Debt Securities to be listed on the NYSE or on such other exchange, the Nasdaq National Market or other organization on which the Preferred Securities are then listed.

  After the date for any distribution of Junior Subordinated Debt Securities upon dissolution of the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debt Securities to be delivered upon such distribution, and (iii) any certificates representing Preferred Securities not held by the depositary or its nominee will be deemed to represent Junior Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

  There can be no assurance as to the market prices for either the Preferred Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debt Securities that an investor may receive if a dissolution and liquidation of the Trust were to occur, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

  The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

  If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debt Securities, the Trust will irrevocably deposit with the depositary funds sufficient to pay the applicable Redemption Price and will give the depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "Book-Entry Only Issuance--The Depository Trust Company" below. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust, or by the Company pursuant to the Preferred Securities Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

  In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described below under "Book-Entry Only Issuance--The Depository Trust Company".

  Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

  In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Junior Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities have been distributed on a pro rata basis to the holders of the Preferred Securities in exchange for such Preferred Securities.

  If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the

Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

  Pursuant to the Declaration, the Trust shall terminate (i) on
            2046, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the holder of the Common Securities or the Company, the filing of a certificate of cancellation with respect to the Trust, or the revocation of the charter of the holder of the Common Securities or the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Junior Subordinated Debt Securities upon the occurrence of a Tax Event, (v) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, the Company or the Trust, or (vi) upon the redemption of all the Trust Securities.

DECLARATION EVENTS OF DEFAULT

  An Event of Default under the Junior Subordinated Indenture constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived, or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Junior Subordinated Indenture. If the Property Trustee fails to enforce its rights under the Declaration, any holder of Preferred Securities may institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Declaration and the Junior Subordinated Debt Securities. Notwithstanding the foregoing, if the Company has failed to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities unless the Property Trustee fails to do so.

  Upon the occurrence of a Declaration Event of Default, the Property Trustee as the sole holder of the Junior Subordinated Debt Securities will have the right under the Junior Subordinated Indenture to declare the principal of and interest on the Junior Subordinated Debt Securities to be immediately due and payable. The Company and the Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

  Except as described herein, under the Trust Act, the Trust Indenture Act and under "The Preferred Securities Guarantee--Modifications of the Preferred Securities Guarantee; Assignment" in the accompanying Prospectus, and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights. In the event that the Company elects to defer payments of interest on the Junior Subordinated Debt Securities, the holders of the Preferred Securities do not have the right to appoint a special representative or trustee or otherwise act to protect their interests.

  Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred

Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration including the right to direct the Property Trustee, as holder of the Junior Subordinated Debt Securities, to (i) exercise the remedies available under the Junior Subordinated Indenture with respect to the Junior Subordinated Debt Securities, (ii) waive any past Indenture Event of Default that is waivable under Section 513 of the Junior Subordinated Indenture, or
(iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable. In addition, if the Company fails to make interest and/or principal payments on the Junior Subordinated Debt Securities when due (taking account of any Extension Period), a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due dates specified in the Junior Subordinated Debt Securities. With respect to the Property Trustee's rights other than the right to receive payment on the Junior Subordinated Debt Securities, if the Property Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any record holder of Preferred Securities may, after such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Junior Subordinated Debt Securities. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Property Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Property Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes and each holder of Trust Securities will be treated as owning an undivided interest in the Junior Subordinated Debt Securities.

  In the event the consent of the Property Trustee, as the holder of the Junior Subordinated Debt Securities, is required under the Junior Subordinated Indenture with respect to any amendment, modification or termination of the Junior Subordinated Indenture, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Junior Subordinated Indenture would require the consent of all the holders, the Property Trustee may only give such consent at the direction of all the holders of the Trust Securities outstanding. The Property Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust and each holder of Trust Securities will be treated as owning an undivided interest in the Junior Subordinated Debt Securities.

  A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

  Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information:
(i) the date of such meeting or the date by which such action is to be taken;
(ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Junior Subordinated Debt Securities in accordance with the Declaration.

  Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

  The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company".

  Holders of the Preferred Securities will have no rights to appoint or remove the ReliaStar Trustees, who may be appointed, removed or replaced solely by the Company as the holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

  The Declaration may be modified and amended if approved by a majority of the Regular Trustees (and in certain circumstances the Property Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that a reduction in the principal amount or the distribution rate, or a change in the payment dates or maturity, of the Preferred Securities shall not be permitted without the consent of each holder of Preferred Securities. If any amendment or proposal referred to in clause
(i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

  Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

  The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) such successor entity either
(x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon redemption, liquidation and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debt Securities, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange, the Nasdaq National Market or other organization on which the Preferred Securities are listed or admitted for trading, (iv) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (v) such successor entity has a purpose identical to that of the

Trust, (vi) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act, and (vii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes or any holder of Trust Securities not to be treated as owning an undivided interest in the Junior Subordinated Debt Securities.

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

  The Depository Trust Company ("DTC") will act as securities depositary for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Securities certificates, representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Security.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

  To facilitate subsequent transfers, all the Preferred Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

  Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in such Preferred Securities in accordance with its procedures.

  Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Company and the Trust believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.

  Distribution payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name", and such payments will be the responsibility of such Participant and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  Except as provided herein, a Beneficial Owner in a global Preferred Security certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

  DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered.

PAYING AGENT

  In the event that the Preferred Securities do not remain in book-entry only form, the following provisions would apply:

  The Property Trustee will act as paying agent and may designate an additional or substitute paying agent at any time.

  Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges that may be imposed in relation to it.

  The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Property Trustee also serves as trustee under the Preferred Securities Guarantee.

GOVERNING LAW

  The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

  The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Junior Subordinated Debt Securities will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the Declaration or the certificate of incorporation of the Company, that each of the Company and the Regular Trustees determines in their discretion to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

  Holders of the Preferred Securities have no preemptive rights.

            DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

  Set forth below is a description of the specific terms of the Junior Subordinated Debt Securities in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of Junior Subordinated Debt Securities set forth in the accompanying Prospectus under the caption "Description of Debt Securities". The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the Junior Subordinated Indenture, dated as of March 29, 1996 between the Company and Wilmington Trust Company, as trustee (the "Indenture Trustee"), as supplemented by the First Supplemental Indenture, dated as of March 29, 1996
and the Second Supplemental Indenture dated as of          , 1997 (as so
supplemented, the "Junior Subordinated Indenture"), the forms of which are filed as Exhibits to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. Certain capitalized terms used herein are defined in the Junior Subordinated Indenture.

  Under certain circumstances involving the dissolution of the Trust following the occurrence of a Tax Event, Junior Subordinated Debt Securities may be distributed to the holders of the Trust Securities in Liquidation of the Trust. See "Description of the Preferred Securities--Tax Event Redemption or Distribution".

  If the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Junior Subordinated Debt Securities listed on the NYSE or on such other exchange, the Nasdaq National Market or other organization on which the Preferred Securities are then listed.

GENERAL

  The Junior Subordinated Debt Securities will be issued as unsecured subordinated debt under the Junior Subordinated Indenture. The Junior Subordinated Debt Securities will be limited in aggregate principal amount to
approximately $      million, such amount being the sum of the aggregate
stated liquidation amount of the Preferred Securities and the capital contributed by the Company in exchange for the Common Securities (the "Company Payment").

  The Junior Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Junior Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein)
and Additional Interest (as defined herein), if any, on         , 2027. The
stated maturity date may be extended at any time by the Company to any date
not later than     , 2046; provided, that at the time such election is made
and at the time of extension (i) the Company is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Company is not in default in the payment of any interest or principal on the Junior Subordinated Debt Securities, and
(iii) in the case of Junior Subordinated Debt Securities held by the Trust, the Trust is not in arrears on payments of distributions on the Preferred Securities and no deferred distributions are accumulated. In the event the Company elects to extend the stated maturity of the Junior Subordinated Debt Securities, it shall give notice to the Indenture Trustee, and the Indenture Trustee shall give notice of such extension to the holders of the Junior Subordinated Debt Securities not more than 90 and nor less than 30 days prior to the effectiveness thereof.

  If Junior Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, such Junior Subordinated Debt Securities will initially be issued as a Global Security. As described herein, under certain limited circumstances, Junior Subordinated Debt Securities may be issued in certificated form in exchange for a Global Security. See "Description of the Junior Subordinated Debt Securities--Book-Entry and Settlement". In the event that Junior Subordinated Debt Securities are issued in certificated form, such Junior Subordinated Debt Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debt Securities issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Junior Subordinated Debt Securities. In the event Junior Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debt Securities will be registrable and Junior Subordinated Debt Securities will be exchangeable for Junior Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in Wilmington, Delaware; provided, that at the option of the Company payment of interest may be made by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Junior Subordinated Debt Securities is the Property Trustee, the payment of principal and interest on the Junior Subordinated Debt Securities held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

  The Junior Subordinated Indenture does not contain provisions that afford the Junior Subordinated Debt Securities protection in the event of a highly leveraged transaction involving the Company.

SUBORDINATION

  The Junior Subordinated Indenture provides that the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all Senior Debt of the Company. "Senior Debt" means all Debt of the Company except for Trust Related Securities. "Trust Related Securities" are obligations evidenced by debt securities (and guarantees in respect of those debt securities) initially issued to any trust, or a trustee of a trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company in connection with the issuance by such entity of preferred securities or other similar securities. The

Junior Subordinated Debt Securities will rank pari passu with such Trust Related Securities, if any. "Debt" has the meaning set forth under the heading "Description of Debt Securities--Subordination" in the accompanying Prospectus. In the event that the Company shall default in the payment of any principal, premium, if any, or interest, if any, on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made for principal, premium, if any, or interest, if any, on the Junior Subordinated Debt Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debt Securities. In the event of
(i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of creditors, or (iv) any other marshalling of the assets of the Company, all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) must first be paid in full before any payment or distribution, whether in cash, securities or other property, may be made on account of the principal of or interest on the Junior Subordinated Debt Securities. If any payment or distribution on account of the principal of or interest on the Junior Subordinated Debt Securities of any character or any security, whether in cash, securities or other property (other than securities of the Company or any other company provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Junior Subordinated Debt Securities, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by any Holder of the Junior Subordinated Debt Securities in contravention of any of the terms of the Junior Subordinated Indenture and before all the Senior Debt has been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full.

  As of March 31, 1997, the Company had approximately $449.1 million of Senior Debt and $125.0 million of Trust Related Securities outstanding.

OPTIONAL REDEMPTION

  The Company shall have the right to redeem the Junior Subordinated Debt Securities, in whole or in part, from time to time, on or after
            2002, or at any time in certain circumstances upon the occurrence of a Tax Event as described under "Description of the Preferred Securities-- Tax Event Redemption or Distribution", upon not less than 30 nor more than 60 days notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest (as defined herein), if any, to the redemption date. If a partial redemption of the Preferred Securities resulting from a partial redemption of the Junior Subordinated Debt Securities would result in the delisting of the Preferred Securities, the Company may only redeem the Junior Subordinated Debt Securities in whole.

INTEREST

  Each Junior Subordinated Debt Security shall bear interest at the rate of
    % per annum from the original date of issuance, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each
an "Interest Payment Date"), commencing               , 1997, to the person in
whose name such Junior Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Junior Subordinated Debt Securities are not represented by one or more Global Securities, the Company shall have the right to select record dates, which shall be more than one Business Day prior to the Interest Payment Date.

  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Junior Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

PROPOSED TAX LEGISLATION

  On February 6, 1997, the Clinton Administration released its budget proposal for fiscal year 1998. The proposal contains certain tax law changes that, if enacted, would prohibit an issuer from deducting interest payments or original issue discount on an instrument that has a maximum weighted average maturity of more than 40 years. Under the proposal, for purposes of determining the term of an instrument, any right to extend would be treated as exercised. The Administration's proposal, if enacted, would also treat a corporate issuer that files annual financial statements with the Commission as having characterized an instrument as equity for purposes of Section 385(c) of the Code, if the instrument (i) has a maximum term exceeding 15 years and (ii) is not shown as indebtedness on the applicable balance sheet of the issuer or, in the case of indebtedness issued to a related party that issues a related instrument, such related instrument is not reflected as indebtedness on the applicable consolidated balance sheet. Under Section 385(c), the characterization by the issuer of an instrument as equity is binding on the issuer and all holders of the instrument unless a holder discloses on his tax return that he is treating such instrument in a manner inconsistent with the issuer's characterization. The Administration's proposal specifies that the changes would be effective for instruments issued on or after the date of first Congressional committee action.

  There can be no assurance that legislation affecting the Company's ability to deduct interest paid on the Junior Subordinated Debt Securities or the characterization of the Junior Subordinated Debt Securities for U.S. federal income tax purposes, including legislation similar to the proposals described above, will not be enacted in the future or that any such legislation would not be effective retroactively. In the event tax law changes are enacted and apply retroactively to the Junior Subordinated Debt Securities, such changes could give rise to a Tax Event, which would, in certain circumstances, require the dissolution of the Trust or permit the Company to redeem the Junior Subordinated Debt Securities within 90 days of the date thereof. See "Risk Factors--Proposed Changes to U.S. Tax Laws; Possible Tax Event", "--Tax Event Redemption or Distribution", "Description of the Preferred Securities--Tax Event Redemption or Distribution", "Description of the Junior Subordinated Debt Securities--Proposed Tax Legislation", "United States Federal Income Taxation--Proposed Tax Legislation".

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  The Company shall have the right at any time, and from time to time, during the term of the Junior Subordinated Debt Securities to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, at the end of which Extension Period the Company shall pay all interest then accrued and unpaid (including any Additional Interest) together with interest thereon compounded quarterly at the rate specified for the Junior Subordinated Debt Securities to the extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (a) the Company shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Junior Subordinated Debt Securities, provided however, the Company may declare and pay a stock dividend where the dividend is the same stock as that on which the dividend is being paid. Prior to the termination of any such Extension Period, the Company may further defer payments of interest by further extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debt Securities. If the Property Trustee shall be the sole holder of the Junior Subordinated Debt Securities, the Company shall give the Regular Trustees and the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to the NYSE (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution is payable. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities. If the Property Trustee shall not be the sole holder of the Junior Subordinated Debt Securities, the Company shall give the holders of the Junior Subordinated Debt Securities notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which the Company is required to give notice to the NYSE (or other applicable self-regulatory organization) or to holders of the Junior Subordinated Debt Securities of the record or payment date of such related interest payment.

ADDITIONAL INTEREST

  If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT

  In addition to the Events of Default described in the Prospectus, an Event of Default for purposes of the Junior Subordinated Debt Securities shall include the voluntary or involuntary dissolution or winding up of the business of the Trust or other termination of the existence of the Trust, other than in connection with (i) the distribution of the Junior Subordinated Debt Securities to holders of the Trust Securities in liquidation of their interests in the Trust, (ii) the redemption of all of the outstanding Trust Securities, or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

  If any Event of Default shall occur and be continuing, the Property Trustee, as the holder of the Junior Subordinated Debt Securities, will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities (including any Compounded Interest and Additional Interest, if any) and any other amounts payable under the Junior Subordinated Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities. See "Description of Debt Securities--Events of Default" in the accompanying Prospectus for a description of the Events of Default. An Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Junior Subordinated Debt Securities. See "Description of the Preferred Securities--Declaration Events of Default" and "--Voting Rights".

  Notwithstanding the foregoing, if the Company has failed to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debt Securities. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities unless the Property Trustee fails to do so.

ADDITIONAL COVENANTS

  The Company has covenanted, with respect to the Junior Subordinated Debt Securities, that if (i) there has occurred any event that would constitute an Event of Default, (ii) the Company is in default with respect to its payment of any obligations under the Preferred Securities Guarantee or Common Securities Guarantee relating to the Trust, or (iii) the Company has given notice of its election to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (A) the Company will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to any of its capital stock, and (B) the Company will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Junior Subordinated Debt Securities; provided, however, that restriction
(A) above will not apply to any stock dividends paid by the Company where the dividend stock is the same as that on which the dividend is being paid.

  The Company has also covenanted, with respect to the Junior Subordinated Debt Securities, that for so long as the Preferred Securities and Common Securities remain outstanding, the Company will (i) maintain 100% direct or indirect ownership of the Common Securities, provided, however, that any permitted successor of the Company under the Junior Subordinated Indenture may succeed to the Company's ownership of the Common Securities, (ii) use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with a distribution of the Junior Subordinated Debt Securities, the redemption of all of the Preferred Securities and Common Securities of the Trust or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes, and (iii) to use its reasonable efforts to cause each holder of Preferred Securities and Common Securities to be treated as owning an individual beneficial interest in the Junior Subordinated Debt Securities.

LIMITATION ON WAIVERS AND CONSENTS UNDER THE JUNIOR SUBORDINATED INDENTURE

  Notwithstanding anything to the contrary contained in the Junior Subordinated Indenture, if the Junior Subordinated Debt Securities are held by the Trust or a ReliaStar Trustee, (i) a waiver of a past default or any modification to a waiver of a past default under the Junior Subordinated Indenture will not be effective until the holders of a majority in liquidation preference of Trust Securities have consented to such waiver or modification; provided, however, that if the consent of the Holder (as defined in the Junior Subordinated Indenture) of each Junior Subordinated Debt Security Outstanding is required in connection with such waiver or modification, such waiver or modification shall not be effective until each holder of the Trust Securities shall have consented to such waiver or modification, and (ii) an indenture supplemental to the Junior Subordinated Indenture will not be effective until the holders of a majority in liquidation preference of Trust Securities have consented to such supplemental indenture; provided, however, that if the consent of the Holder of each Junior Subordinated Debt Security Outstanding is required in connection with a supplemental indenture, such supplemental indenture shall not be effective until each holder of the Trust Securities shall have consented to such supplemental indenture.

BOOK-ENTRY AND SETTLEMENT

  If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Tax Event, the Junior Subordinated Debt Securities will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of a depositary (the "depositary") or its nominee. Except under the limited circumstances described below, Junior Subordinated Debt Securities represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debt Securities in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

  Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debt Securities in definitive form and will not be considered the Holders thereof for any purpose under the Junior Subordinated Indenture, and no Global Security representing Junior Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the depositary or, if such person is not a Direct Participant, on the procedures of the Direct Participant through which such person owns its interest to exercise any rights of a holder under the Junior Subordinated Indenture.

THE DEPOSITARY

  If Junior Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depositary for the Junior Subordinated Debt Securities. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company". As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as the depositary for the Global Securities.

  None of the Company, the Trust, the Indenture Trustee, any paying agent and any other agent of the Company or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

  A Global Security shall be exchangeable for Junior Subordinated Debt Securities registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies the Company that it is unwilling or unable to continue as the depositary for such Global Security and no successor depositary shall have been appointed, (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Event of Default with respect to such Junior Subordinated Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Junior Subordinated Debt Securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

MISCELLANEOUS

  The Junior Subordinated Indenture will provide that the Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Junior Subordinated Debt Securities, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the ReliaStar Trustees and
(iv) the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities. The payment of such fees and expenses will be fully and unconditionally guaranteed by the Company.

              EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED
            DEBT SECURITIES AND THE PREFERRED SECURITIES GUARANTEE

  As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, to invest the proceeds from such issuance and sale in the Junior Subordinated Debt Securities and to engage in only those activities necessary or incidental thereto.

  As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) the Company shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, any, costs and expenses of the Trust; and (iv) the Declaration further provides that the ReliaStar Trustees shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

  Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "The Preferred Securities Guarantee" in the accompanying Prospectus. If the Company does not make interest payments on the Junior Subordinated Debt Securities purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Preferred Securities Guarantee is a guarantee from the time of its issuance, but will not apply to the payment of distributions and other payments on the Preferred Securities when the Trust does not have sufficient funds to make such distributions or other payments.

  If the Company fails to make interest and/or principal payments on the Junior Subordinated Debt Securities when due (taking account of any Extension Period) a record holder of Preferred Securities may institute a proceeding directly against the Company for enforcement of payment to the holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due dates specified in the Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. If a Declaration Event of Default occurs and is continuing, the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities--Voting Rights", may direct the Property Trustee to enforce its rights under the Junior Subordinated Debt Securities. If, with respect to other than principal and interest payments on the Junior Subordinated Debt Securities, the Property Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, a holder of Preferred Securities may institute a legal proceeding directly against any person to enforce such holder's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity.

  If the Company fails to make payments to holders of Preferred Securities under the Preferred Securities Guarantee, any such holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce the Company's obligation to make such payments.

  The Company's obligations under the Declaration, the Preferred Securities Guarantee, the Junior Subordinated Debt Securities and the Junior Subordinated Indenture, taken together, constitute a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "The Preferred Securities Guarantee" in the accompanying Prospectus.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

  The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who purchase the Preferred Securities upon original issuance ("Initial Holders"). It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Preferred Securities as a position in a "straddle", as part of a "synthetic security" or "hedge", as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the holders of Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

  In connection with the issuance of the Junior Subordinated Debt Securities, Faegre & Benson LLP, counsel to the Company and the Trust, will render its opinion generally to the effect that, although not entirely free from doubt, under then current law and assuming full compliance with the terms of the Junior Subordinated Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debt Securities held by the Trust will be classified for United States federal income tax purposes as indebtedness of the Company.

PROPOSED TAX LEGISLATION

  On February 6, 1997, the Clinton Administration released its budget proposal for fiscal year 1998. The proposal contains certain tax law changes that, if enacted, would prohibit an issuer from deducting interest payments or original issue discount on an instrument that has a maximum weighted average maturity of more than 40 years. Under the proposal, for purposes of determining the term of an instrument, any right to extend would be treated as exercised. The Administration's proposal, if enacted, would also treat a corporate issuer that files annual financial statements with the Commission as having characterized an instrument as equity for purposes of Section 385(c) of the Code if the instrument (i) has a maximum term exceeding 15 years and (ii) is not shown as indebtedness on the applicable balance sheet of the issuer or, in the case of indebtedness issued to a related party that issues a related instrument, such related instrument is not reflected as indebtedness on the applicable consolidated balance sheet. Under Section 385(c), the characterization by the issuer of an instrument as equity is binding on the issuer and all holders of the instrument unless a holder discloses on his tax return that he is treating such instrument in a manner inconsistent with the issuer's characterization. The Administration's proposal specifies that the changes would be effective for instruments issued on or after the date of first Congressional committee action.

  There can be no assurance that legislation affecting the Company's ability to deduct interest paid on the Junior Subordinated Debt Securities or the characterization of the Junior Subordinated Debt Securities for U.S. federal income tax purposes, including legislation similar to the proposals described above, will not be enacted in the future or that any such legislation would not be effective retroactively. In the event tax law changes are enacted and apply retroactively to the Junior Subordinated Debt Securities, such changes could give rise to a Tax Event, which would, in certain circumstances, require the dissolution of the Trust or permit the Company to redeem the Junior Subordinated Debt Securities within 90 days of the date thereof. See "Risk Factors--Proposed Changes to U.S. Tax Laws; Possible Tax Event", "--Tax Event Redemption or Distribution" and "Description of the Preferred Securities--Tax Event Redemption or Distribution", "Description of the Junior Subordinated Debt Securities--Interest", and "--Proposed Tax Legislation".

CLASSIFICATION OF THE TRUST

  In connection with the issuance of the Preferred Securities, Faegre & Benson LLP will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Junior Subordinated Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided beneficial interest in the Junior Subordinated Debt Securities, and each holder will be required to include in its gross income any OID accrued with respect to its allocable share of the Junior Subordinated Debt Securities.

ORIGINAL ISSUE DISCOUNT

  Because the Company has the option, under the terms of the Junior Subordinated Debt Securities, to defer payments of interest by extending interest payment periods for up to 20 quarters, all of the stated interest payments on the Junior Subordinated Debt Securities will be treated as "original issue discount". Holders of debt instruments issued with OID must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. Generally, all of a holder's taxable interest income with respect to the Junior Subordinated Debt Securities will be accounted for as OID, and actual distributions of stated interest will not be separately reported as taxable income. The amount of OID that accrues in any month will approximately equal the amount of the interest that accrues on the Junior Subordinated Debt Securities in that month at the stated interest rate. In the event that the interest payment period is extended, holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period.

  Because income on the Preferred Securities will constitute OID, corporate holders of Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

MARKET DISCOUNT AND BOND PREMIUM

  Holders of Preferred Securities other than Initial Holders may be considered to have acquired their undivided interests in the Junior Subordinated Debt Securities with market discount or acquisition premium as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBT SECURITIES OR CASH UPON LIQUIDATION OF THE TRUST

  Under certain circumstances, as described under the caption "Description of the Preferred Securities--Tax Event Redemption or Distribution", Junior Subordinated Debt Securities may be distributed to holders in exchange for the Preferred Securities and in liquidation of the Trust. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debt Securities equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Junior Subordinated Debt Securities so received in liquidation of the Trust would include the period during which the Preferred Securities were held by such holder.

  Under certain circumstances described under the caption "Description of the Preferred Securities-- Mandatory Redemption" and "--Tax Event Redemption or Distribution", the Junior Subordinated Debt Securities may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder could recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "Sales of Preferred Securities" below.

SALES OF PREFERRED SECURITIES

  A holder that sells Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. A holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price increased by OID previously includible in such holder's gross income to the date of disposition and decreased by payments received on the Preferred Securities. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year.

  The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debt Securities. A holder who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debt Securities through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

UNITED STATES ALIEN HOLDERS

  For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

  Under present United States federal income tax law: (i) payments by the Trust or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security.

INFORMATION REPORTING TO HOLDERS

  Subject to the qualifications discussed below, income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

  The Trust will be obligated to report annually to Cede & Co., as holder of record of the Preferred Securities, the OID related to the Junior Subordinated Debt Securities that accrued during the year. The Trust currently intends to report such information on Form 1099 prior to January 31 following each calendar year even though the Trust is not legally required to report to record holders until April 15 following each calendar year. The Underwriters have indicated to the Trust that, to the extent that they hold Preferred Securities as nominees for beneficial holders, they currently expect to report to such beneficial holders on Forms 1099 by January 31 following each calendar year. Under current law, holders of Preferred Securities who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to the Trust. The Trust, moreover, will not have any obligation to report to beneficial holders who are not also record holders. Thus, beneficial holders of Preferred Securities who hold their Preferred Securities through the Underwriters will receive Forms 1099 reflecting the income on their Preferred Securities from such nominee holders rather than the Trust.

BACKUP WITHHOLDING

  Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the Internal Revenue Service.

  THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Trust has agreed to sell to each of the Underwriters named herein, and each of the Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Dain Bosworth Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, The Robinson-Humphrey Company, Inc. and Smith Barney Inc. (the "Representatives"), has severally agreed to purchase the number of Preferred Securities set forth opposite its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any of the Preferred Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                      NUMBER OF
                                                                      PREFERRED
           UNDERWRITER                                                SECURITIES
           -----------                                                ----------
      Merrill Lynch, Pierce, Fenner & Smith
               Incorporated..........................................
      Dain Bosworth Incorporated.....................................
      Donaldson, Lufkin & Jenrette Securities Corporation............
      The Robinson-Humphrey Company, Inc.............................
      Smith Barney Inc...............................................
                                                                      ---------
           Total..................................................... 5,000,000

  The Underwriters have advised the Trust that they propose initially to offer the Preferred Securities to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at
such price less a concession not in excess of $.    per Preferred Security.
The Underwriters may allow, and such dealers may reallow, a discount not in
excess of $.    per Preferred Security to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

  In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debt Securities of the Company, the Underwriting Agreement provides that the Company will agree to pay as compensation ("Underwriters' Compensation") for the Underwriters'
arranging the investment therein of such proceeds, an amount of $.      per
Preferred Security (or $          in the aggregate) for the accounts of the
several Underwriters.

  During a period of 90 days from the date of this Prospectus Supplement, neither the Trust nor the Company will, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or any equity securities substantially similar to the Preferred Securities (except for the Junior Subordinated Debt Securities and the Preferred Securities offered hereby).

  The Preferred Securities have been approved for listing, subject to notice of issuance, on the NYSE. Trading of the Preferred Securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. The Representatives have advised the Trust that they intend to make a market in the Preferred Securities prior to the commencement of trading on the NYSE. The Representatives have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time.

  Prior to this offering, there has been no public market for the Preferred Securities. In order to meet one of the requirements for listing the Preferred Securities on the NYSE, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.

  In connection with this offering and in compliance with applicable law and industry practice, the Underwriters may overallot or effect transactions which stabilize, maintain or otherwise affect the market price of the Preferred Securities at levels above those which might otherwise prevail in the open market, including by entering stabilizing bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

  In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither the Company, the Trust nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Preferred Securities. In addition, neither the Company, the Trust nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Company and the Trust have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

  Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, the Company and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

  Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Trust. The validity of the Junior Subordinated Debt Securities, the Preferred Securities Guarantee and certain matters relating thereto, including United States federal income tax matters, will be passed upon on behalf of the Company and the Trust by Faegre & Benson LLP, Minneapolis, Minnesota. Certain legal matters will be passed upon for the Underwriters by Sidley & Austin, Chicago, Illinois.

PROSPECTUS

                                 $400,000,000

                           RELIASTAR FINANCIAL CORP.
                     DEBT SECURITIES AND OTHER SECURITIES

                               ----------------

                            RELIASTAR FINANCING II
                            RELIASTAR FINANCING III
                            RELIASTAR FINANCING IV
                             RELIASTAR FINANCING V

                             PREFERRED SECURITIES
                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                           RELIASTAR FINANCIAL CORP.

                               ----------------

  ReliaStar Financial Corp., a Delaware corporation (the "Company"), may offer, from time to time, (i) its unsecured debt securities consisting of debentures or notes, which may be senior ("Senior Debt Securities"), senior subordinated ("Senior Subordinated Debt Securities") or junior subordinated ("Junior Subordinated Debt Securities," and together with the Senior Subordinated Debt Securities, "Subordinated Debt Securities," and the Subordinated Debt Securities together with the Senior Debt Securities, "Debt Securities"); (ii) warrants to purchase Debt Securities ("Debt Warrants");
(iii) shares of its preferred stock, without par value ("Preferred

                                              (continued on the following page)

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE ACCURACY  OR  ADEQUACY  OF  THIS PROSPECTUS  OR  ANY
     PROSPECTUS  SUPPLEMENT.  ANY REPRESENTATION  TO  THE  CONTRARY IS  A
      CRIMINAL OFFENSE.

                               ----------------

  The Company's Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "RLR."

  The Offered Securities (as defined herein) may be offered directly, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents or underwriters are involved in the sale of any Offered Securities, their names, and any applicable fees, commissions, purchase prices or discount arrangements with them, will be set forth, or will be calculable from the information set forth, in a Prospectus Supplement.

  This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement applicable to the Offered Securities being sold.

                 The date of this Prospectus is May 27, 1997.

(continued from previous page)

Stock"), interests in which may be represented by depositary shares ("Depositary Shares"); (iv) warrants to purchase Preferred Stock or Depositary Shares ("Preferred Stock Warrants"); or (v) warrants to purchase shares of its common stock, without par value ("Common Stock"), ("Common Stock Warrants," and, together with Debt Warrants and Preferred Stock Warrants, "Securities Warrants"). Debt Securities, Preferred Stock, Depositary Shares, Securities Warrants, Preferred Securities (referred to below) and the Preferred Securities Guarantee (also referred to below) may be offered separately or as a part of units consisting of one or more such securities ("Units"), in each case in one or more series and in amounts, on terms and at prices to be determined at or prior to the time of sale and described in a supplement accompanying this Prospectus (a "Prospectus Supplement"), and may be convertible into or exchangeable for Common Stock, Debt Securities, Preferred Stock, Depositary Shares or Preferred Securities. Senior Debt Securities will rank on par with all other unsecured Debt (as defined herein) of the Company other than Debt that by its terms is subordinated to the Senior Debt Securities. Senior Subordinated Debt Securities will be subordinated to all existing and future Debt of the Company other than Debt evidenced by Junior Subordinated Debt Securities, which includes debt securities (and guarantees in respect of those debt securities) initially issued to any trust, or a trustee of a trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company ("Trust Related Securities") in connection with the issuance by that entity of preferred securities or other securities. Junior Subordinated Debt Securities will be subordinated to all existing and future Debt of the Company other than Trust Related Securities and will rank on par with such Trust Related Securities.

  Debt Securities may be issued in registered or bearer form, or both. The offer, sale and issuance of securities in bearer form, and payment thereof, to United States Persons are restricted as discussed under "Description of Debt Securities" and "Plan of Distribution."

  ReliaStar Financing II, ReliaStar Financing III, ReliaStar Financing IV, and ReliaStar Financing V, each a statutory business trust formed under Delaware law (each, a "Financing Trust" and collectively, the "Financing Trusts"), may offer, from time to time, in one or more series, preferred securities representing undivided beneficial interests in the assets of a Financing Trust ("Preferred Securities"). The Financing Trusts were formed by the Company solely to issue Preferred Securities and to loan the net proceeds from the sale thereof to the Company. Accordingly, the net proceeds received from the sale of an offering of Preferred Securities, together with all capital contributions made to the Financing Trusts by the Company, will be loaned to the Company in exchange for Junior Subordinated Debt Securities having terms described herein and in a Prospectus Supplement. These Junior Subordinated Debt Securities subsequently may be distributed pro rata to holders of Preferred Securities in connection with the dissolution of the Financing Trusts upon the occurrence of certain events as may be described in a Prospectus Supplement. Interest and principal payments on these Junior Subordinated Debt Securities are intended to fund the payment of periodic cash distributions ("distributions") and liquidation and redemption amounts on such Preferred Securities. The payment of distributions and payments on liquidation or redemption with respect to the Preferred Securities will be guaranteed by the Company to the extent set forth herein and in a Prospectus Supplement ("Preferred Securities Guarantee"). See "The Financing Trusts" and "The Preferred Securities Guarantee." The Preferred Securities Guarantee, when taken together with the Company's obligations under any Junior Subordinated Debt Securities, the Junior Subordinated Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Financing Trusts (other than with respect to the Preferred Securities and the Common Securities (as defined herein)), will provide a full and unconditional guarantee, on a subordinated basis, by the Company of payments due on the Preferred Securities.

  The specific amounts, terms and prices of particular Debt Securities, Preferred Stock, Depositary Shares, Securities Warrants, Preferred Securities, Preferred Securities Guarantee and Units (collectively, "Offered Securities") for which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement or Supplements and may include the initial public offering price and such other terms as (i) in the case of Debt Securities, the designation, aggregate principal amount, currency, denominations, maturity, interest rate (which may be fixed or variable) and time and method of calculating interest payments, any conversion, exchange or sinking fund provisions, any provisions for redemption at the option of the Company or repayment at the option of the holder, any premium provisions, any subordination terms, the right of the Company, if any, to defer payment of interest on Subordinated Debt Securities and the maximum length of any such deferral period; (ii) in the case of Preferred Stock, the designation, number of shares, stated value, any dividend, redemption, conversion, exchange, sinking fund and liquidation provisions, voting and other rights and whether interests in the Preferred Stock will be represented by Depositary Shares; (iii) in the case of Securities Warrants, the duration, exercise price and detachability; and (iv) in the case of Preferred Securities, the designation, number of securities, and any distribution, redemption, exchange, sinking fund and liquidation provisions, voting and other rights and the terms upon which the proceeds from the sale of the Preferred Securities will be loaned to the Company in exchange for Junior Subordinated Debt Securities. Units may be issued in amounts, at prices, on terms and containing such conditions, covenants and other provisions, and consisting of Offered Securities and other securities, as are set forth in a Prospectus Supplement. A Prospectus Supplement also will contain, where applicable, information about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by the Prospectus Supplement. The aggregate initial public offering price (including the exercise price of any Securities Warrants) of the Offered Securities in respect of which this Prospectus may be delivered will not exceed $400,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including European Currency Units.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 75 Park Place, 14th Floor, New York, New York 10007, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials can be obtained by mail from the public reference section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy statements and other information filed by the Company at: http://www.sec.gov. In addition, these materials may be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

  This Prospectus constitutes a part of a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company and the Financing Trusts with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company, the Financing Trusts and the Offered Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

  No separate financial statements of the Financing Trusts are included herein. The Company and the Financing Trusts do not consider that such financial statements would be material to holders of the Preferred Securities because (i) the Financing Trusts are special purpose entities, have no independent operations and are not engaged in, and do not propose to engage in, any activity other than the issuance of the Common Securities (as defined herein), the Preferred Securities, and the lending of the net proceeds from the sale of the Common Securities and Preferred Securities to the Company pursuant to loans evidenced by Junior Subordinated Debt Securities; (ii) the Company, a reporting company under the Exchange Act, owns, directly or indirectly, all of the voting securities of the Financing Trusts; and (iii) under the Preferred Securities Guarantee, the Company will guarantee the payment of distributions and amounts on liquidation and redemption of Preferred Securities to the extent described herein. See "The Financing Trusts" and "The Preferred Securities Guarantee." The Preferred Securities Guarantee, when taken together with the Company's obligations under any Junior Subordinated Debt Securities, the Junior Subordinated Indenture (as described herein) and the Declaration (as defined herein), including its obligations to pay costs, expenses and certain liabilities of the Financing Trusts (other than with respect to the Preferred Securities and Common Securities), provides a full and unconditional guarantee of amounts due on any Preferred Securities for which this Prospectus and accompanying Prospectus Supplement or Supplements is being delivered. See "Particular Terms of Junior Subordinated Debt Securities Issued in Connection with Preferred Securities." The Financing Trusts are not currently subject to the informational requirements of the Exchange Act. The Financing Trusts will become subject to those requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive an exemption therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission (File No. 1-10640) pursuant to the Exchange Act are incorporated herein by reference:

    (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (which incorporates by reference certain portions of the Company's 1996 Annual Report to Shareholders, including financial statements and accompanying information, and certain portions of the Company's definitive proxy statement for the Company's 1997 Annual Meeting of Shareholders);

    (ii) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1997, and its Current Report on Form 8-K dated February 23, 1997;

    (iii) the Company's Form 8-K/A dated May 20, 1993 to the Company's Current Report on Form 8-K dated January 17, 1989 filed by the Company in lieu of a Registration Statement on Form 8-B and Amendment on Form 8A/A dated September 12, 1994 to a Registration Statement on Form 8-A dated October 4, 1989, as amended on February 15, 1990 (File No. 0-17441), which contain a description of the Company's Common Stock and related Rights to Purchase Preferred Stock of the Company; and

    (iv) all other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of an offering of Offered Securities.

  Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated herein or in an accompanying Prospectus Supplement by reference) modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof or an accompanying Prospectus Supplement except as so modified or superseded.

  The Company will provide without charge to each person, including any beneficial holder, to whom a copy of this Prospectus is delivered, upon the written or oral request of that person, a copy of any or all of the documents which are incorporated herein by reference (other than exhibits to those documents, unless the exhibits are specifically incorporated therein by reference). Requests should be directed to ReliaStar Financial Corp., 20 Washington Avenue South, Minneapolis, Minnesota 55401, Attn: Secretary, telephone (612) 342-3514.

  Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars.

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR A PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND THEREIN, AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF OFFERED SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT APPLICABLE TO THE OFFERED SECURITIES BEING SOLD. THE DELIVERY OF THIS PROSPECTUS AND A PROSPECTUS SUPPLEMENT RELATING TO PARTICULAR OFFERED SECURITIES SHALL NOT CONSTITUTE AN OFFER OF ANY OF THE OTHER OFFERED SECURITIES COVERED BY THIS PROSPECTUS. THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE OFFERED SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION OF AN OFFER TO BUY THE OFFERED SECURITIES IS UNLAWFUL.

                                  THE COMPANY

  The Company is a holding company whose subsidiaries specialize in life insurance and related financial services. Through ReliaStar Life Insurance Company ("ReliaStar Life"), Minneapolis, Minnesota, and other subsidiaries, the Company issues and distributes individual life insurance and annuities, group life and health insurance, life and health reinsurance, mutual funds, residential mortgages, and personal finance education. The Company operates in four business segments: Individual Insurance, Employee Benefits, Life and Health Reinsurance, and Pension.

  Other principal subsidiaries are Northern Life Insurance Company, ReliaStar United Services Life Insurance Company, ReliaStar Bankers Security Life Insurance Society, Northstar Investment Management Corporation, Successful Money Management Seminars, Inc., and PrimeVest Financial Services, Inc.

  On February 23, 1997, the Company entered into a definitive agreement to merge Security-Connecticut Corporation, an insurance holding company, with and into the Company. The merger is valued at approximately

$488 million and is expected to close during late June or early July 1997. For more information on the merger, see the Company's Current Report on Form 8-K dated February 23, 1997.

  The Company, which was incorporated in Delaware in 1988, became the parent of ReliaStar Life and its subsidiaries pursuant to a Plan of Conversion and Reorganization which became effective on January 3, 1989. Under this plan, ReliaStar Life, which was organized in 1885 (as "Northwestern National Life Insurance Company"), was converted from a combined stock and mutual life insurance company to a stock life insurance company.

  The Company's principal executive offices are located at 20 Washington Avenue South, Minneapolis, Minnesota 55401, telephone (612) 372-5432. References herein to the Company relate to ReliaStar Financial Corp. and its subsidiaries.

                             THE FINANCING TRUSTS

  Each Financing Trust is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust executed by the Company, as sponsor for the trust (the "Sponsor"), and Trustees (as defined herein) of the Financing Trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State on May 8, 1997. Each declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement. The Financing Trusts exist for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of the Financing Trusts (the "Common Securities," and together with the Preferred Securities, the "Trust Securities"), (ii) lending the net proceeds from the sale of the Preferred Securities together with the capital contributions made in respect of the Common Securities to the Company in exchange for Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. The distribution rate and the disbursement payment dates and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debt Securities, which will be the sole assets of each Financing Trust.

  All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank on par, and payments will be made thereon pro rata, with the Preferred Securities, except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and amounts upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each Financing Trust. Each Financing Trust has a term of approximately 55 years, but may terminate earlier, as provided in the Declaration.

  Each Financing Trust's business and affairs will be conducted by the trustees (the "ReliaStar Trustees") appointed by the Company, as the direct or indirect holder of all the Common Securities. The duties and obligations of the ReliaStar Trustees shall be governed by the Declaration. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the ReliaStar Trustees. The Financing Trusts will have two ReliaStar Trustees who are employees or officers of or who are affiliated with the Company (the "Regular Trustees"). One ReliaStar Trustee will be a financial institution that is not affiliated with the Company and has a specified minimum amount of aggregate capital, surplus, and undivided profits of not less than $50,000,000, which shall act as property trustee (the "Property Trustee") and as indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement. In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Trustee of each Trust will have a principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to each Financing Trust and the offering of the Trust Securities, the payment of which will be guaranteed by the Company. The office of the Property Trustee for each of the Financing Trusts is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration, telephone (302) 651-8504.

  Under the Preferred Securities Guarantee, the Company will guarantee the payment of distributions and amounts on liquidation and redemption of Preferred Securities to the extent described herein. See "The Preferred Securities Guarantee." The Preferred Securities Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities, the Junior Subordinated Indenture and the Declaration, including its obligations to pay costs, expenses and certain liabilities of the Financing Trusts (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Preferred Securities. See "Particular Terms of Junior Subordinated Debt Securities Issued in Connection with Preferred Securities" and the information set forth in a Prospectus Supplement with respect to any offering of Preferred Securities.

  The principal place of business of each Financing Trust is c/o ReliaStar Financial Corp., 20 Washington Avenue South, Minneapolis, Minnesota 55401, telephone (612) 372-5432.

                                USE OF PROCEEDS

  The Company intends to add the net proceeds from the sale of Offered Securities, including the proceeds from the exchange of Junior Subordinated Debt Securities for the net proceeds from the Trust Securities issued by the Financing Trusts, to its general funds to be used for general corporate purposes, including the repurchase of its Common Stock, investments in or advances to existing or future subsidiaries, repayment of maturing obligations and purchase or redemption of outstanding indebtedness. Each Financing Trust will use all proceeds received by the trust from the sale of its Trust Securities to purchase Junior Subordinated Debt Securities of the Company. A more detailed description of the use of proceeds received from the sale of specific Offered Securities shall be set forth in the Prospectus Supplement relating thereto.

                      RATIOS OF EARNINGS TO FIXED CHARGES
                       AND TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

  The following are the Company's consolidated ratios of earnings to fixed charges and to combined fixed charges and preferred stock dividends for the periods indicated.

                                         THREE MONTHS
                                            ENDED      YEARS ENDED DECEMBER 31
                                          MARCH 31,   -------------------------
                                             1997     1996 1995 1994  1993 1992
                                         ------------ ---- ---- ----- ---- ----
Ratio of Earnings to Fixed Charges......     8.20     8.34 9.44 11.46 6.76 4.20
Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock Dividends..     8.20     7.43 7.17  7.12 4.73 3.16

  For purposes of calculating the ratios of earnings to fixed charges, earnings (consisting of income from continuing operations before income taxes, extraordinary charges and accounting changes plus fixed charges, amortization of previously capitalized interest and adjustments for less than 50%-owned persons) have been divided by fixed charges. For purposes of calculating the ratios of earnings to combined fixed charges and preferred stock dividends, earnings have been divided by fixed charges and pre-tax earnings required to cover preferred stock dividends. Fixed charges consist of interest on short-term borrowings and long-term debt, dividends on trust-originated preferred securities amortization of debt expense and discount, capitalized interest and the interest factor of rental expense (generally deemed to be one-third of net rental expense). Pre-tax earnings required to cover preferred stock dividends have been calculated by dividing preferred stock dividends by one minus the Company's effective income tax rate.

                        DESCRIPTION OF DEBT SECURITIES

  The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms and provisions of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which these general terms and provisions may apply to the Debt Securities so offered will be described in a Prospectus Supplement relating to the Debt Securities. See also "Particular Terms of Junior Subordinated Debt Securities Issued in Connection with Preferred Securities."

  The Senior Debt Securities are to be issued under an indenture (the "Senior Indenture") between the Company and the trustee named in the applicable Prospectus Supplement as trustee (the "Senior Trustee"). The Senior Subordinated Debt Securities are to be issued under an indenture (the "Senior Subordinated Indenture") between the Company and the trustee named in the applicable Prospectus Supplement as trustee (the "Senior Subordinated Trustee"). The Junior Subordinated Debt Securities are to be issued under an indenture (the "Junior Subordinated Indenture," and together with the Senior Subordinated Indenture, the "Subordinated Indentures") between the Company and the trustee named in the applicable Prospectus Supplement as trustee (the "Junior Subordinated Trustee," and together with the Senior Trustee and the Senior Subordinated Trustee, the "Trustees"). The forms of Senior Indenture and Subordinated Indentures (collectively, the "Indentures") are exhibits to the Registration Statement. The following summaries of certain provisions of the Indentures do not purport to be complete and are qualified in their entirety by reference to the respective provisions of the Indentures. Numerical references in parentheses below are to sections of the Indentures. Wherever particular sections or defined terms of the Indentures are referred to, it is intended that those sections or defined terms shall be incorporated herein by reference. Unless otherwise indicated, capitalized terms are defined in the Indentures.

GENERAL

  The amount of Debt Securities offered by this Prospectus will be limited to the amount set forth on the cover of this Prospectus. Each Indenture provides that Debt Securities in an unlimited aggregate principal amount may be issued thereunder from time to time in one or more series (Section 301).

  Senior Debt Securities will be unsecured and will rank on par with all other unsecured Debt of the Company other than Debt that by its terms is subordinated to the Senior Debt Securities. Senior Subordinated Debt Securities will be unsecured, except as described in a Prospectus Supplement relating thereto, will rank on par with all other Senior Subordinated Debt Securities of the Company, and will be subordinated to all existing and future Debt of the Company, other than Debt evidenced by the Junior Subordinated Debt Securities and Trust Related Securities. Junior Subordinated Debt Securities will be unsecured, except as described in a Prospectus Supplement relating thereto, will rank on par with any existing or future Trust Related Securities, and will be subordinated to all existing and future Debt of the Company. See "Subordination" below.

  Reference is hereby made to the Prospectus Supplement relating to the particular series of Debt Securities for the terms of the Debt Securities, including, where applicable, (i) the designation and any limit on the aggregate principal amount of the Debt Securities; (ii) the price (which may be expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued; (iii) the date or dates on which the Debt Securities will mature or the method by which such dates can be determined; (iv) the currency or currencies in which the Debt Securities are being sold and are denominated and the circumstances, if any, under which any such Debt Securities may be payable in a currency other than the currency in which the Debt Securities are denominated, and, if so, the exchange rate, the exchange rate agent and, if the Holder of any such Debt Securities may elect the currency in which payments thereon are to be made, the manner of that election; (v) the denominations in which any Debt Securities which are Registered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof with respect to Debt Securities, and the denomination or denominations in which any Debt Securities that are Bearer Securities will be issuable, if other than the denomination of $5,000; (vi) the rate or rates (which may be fixed or variable) at which the Debt Securities will bear interest, which may be zero in the case of certain Debt Securities issued at an issue price representing a discount from the principal amount payable at maturity; (vii) the date from which interest on the Debt Securities will accrue, the dates on which that interest will be payable or the method by which such dates can be determined, the date on which payment of that interest will commence and the circumstances, if any, in which the Company may defer interest payments; (viii) the date or dates on which, and the price or prices at which, the Debt Securities will, pursuant to any mandatory sinking fund provision, or may, pursuant to any optional redemption or required repayment provisions, be redeemed or repaid and the other terms and provisions of any such optional redemption or required repayment; (ix) in the case of Subordinated Debt Securities, any terms by which those securities may be convertible into Preferred Stock, Depositary Shares or Common Stock (see "Description of Capital Stock") and, in the case of Subordinated Debt Securities convertible into Preferred Stock or Depositary Shares, the terms of the Preferred Stock or Depositary Shares; (x) whether the Debt Securities are to be issuable as Bearer Securities and/or Registered Securities and, if issuable as Bearer Securities, the terms upon which any Bearer Securities may be exchanged for Registered Securities; (xi) whether the Debt Securities are to be issued in the form of one or more temporary or permanent Global Securities and, if so, the identity of the depositary for that Global Security or Securities; (xii) if a temporary Global Security is to be issued with respect to the Debt Securities, the extent to which, and the manner in which, any interest thereon payable on an interest payment date prior to the issuance of a permanent Global Security or definitive Bearer Securities will be credited to the accounts of the persons entitled thereto on that interest payment date; (xiii) if a temporary Global Security is to be issued with respect to the Debt Securities, the terms upon which interests in such temporary Global Security may be exchanged for interests in a permanent Global Security or for definitive Debt Securities and the terms upon which interests in a permanent Global Security, if any, may be exchanged for definitive Debt Securities; (xiv) any additional restrictive covenants included for the benefit of Holders of such Debt Securities; (xv) any additional Events of Default provided with respect to such Debt Securities; (xvi) information with respect to book-entry procedures, if any; (xvii) whether the Debt Securities will be repayable at the option of the Holder; (xviii) any other terms of the Debt Securities not inconsistent with the provisions of the applicable Indenture; (xix) the right of the Company to defease such Debt Securities or certain covenants under the applicable Indenture; and (xx) the terms of any securities being offered together with or separately from the Debt Securities. The Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Debt Securities and certain United States federal income tax consequences and other special considerations applicable to the Debt Securities. If a Debt Security is denominated in a foreign currency, the Debt Security may not trade on a United States national securities exchange unless and until the Commission has approved appropriate rule changes to accommodate the such trading.

  Because the Company is primarily a holding company, its rights and the rights of its creditors, including the Holders of Debt Securities, to participate in the assets of any Subsidiary (as defined below) upon its liquidation or recapitalization would be subject to the prior claims of the Subsidiary's creditors (including policyholders of the Company's insurance company Subsidiaries), provided that, in certain instances, the Company may itself be a creditor with recognized claims against the Subsidiary. There is no restriction in the Indentures against Subsidiaries of the Company incurring unsecured indebtedness or issuing unsecured securities. The ability of the Company to pay principal of and interest on Debt Securities will be dependent upon the payment to it of dividends, interest payments on the Surplus Note (referred to below) or other charges by the Subsidiaries. The payment of dividends, interest or other charges by ReliaStar Life, and other insurance company Subsidiaries, is subject to legal restrictions, primarily imposed by applicable insurance laws and regulations. See "Description of Capital Stock-- Dividends."

  The Company holds a surplus note issued by ReliaStar Life in the amount of $100 million (the "Surplus Note"). Interest on the Surplus Note at the annual rate of 6 5/8% is payable semi-annually. The Surplus Note matures in September 2003. The terms of the Surplus Note provide that ReliaStar Life must secure the approval of the Commissioner of the Minnesota Department of Commerce (the "Commissioner") prior to making any payments of principal or interest. The requirement for prior regulatory approval of such payments is a condition for the Surplus Note to be considered "surplus" for statutory accounting purposes. The Company is not aware of any basis for the Commissioner to disapprove any scheduled interest payment under the Surplus Note.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

  Debt Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in the Prospectus Supplement, Bearer Securities, other than Bearer Securities in temporary or permanent global form, will have interest coupons attached (Section 201). Each Indenture also provides that Bearer Securities or Registered Securities of a series may be issuable in permanent global form (Section 203). See "Permanent Global Securities" below.

  Registered Securities of any series will be exchangeable for other Registered Securities of such series of any authorized form and denomination and of a like aggregate principal amount, tenor and terms. In addition, if Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder upon request confirmed in writing, and subject to the terms of the applicable Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of that series will be exchangeable into Registered Securities of such series of any authorized form and denomination and of a like aggregate principal amount, tenor and terms. Bearer Securities surrendered in exchange for Registered Securities between the close of business on a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to that date for payment of interest, and interest will not be payable in respect of the Registered Security issued in exchange for that Bearer Security, but will be payable only to the Holder of the coupon when due in accordance with the terms of the applicable Indenture. Bearer Securities will not be issued in exchange for Registered Securities (Section 305). Each Bearer Security, other than one in temporary global form, and each interest coupon will bear substantially the following legend: "Any United States Person who holds this obligation will be subject to limitations under the United States federal income tax laws including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." Additional information regarding restrictions on the issuance, exchange and transfer of and special United States federal income tax considerations relating to Bearer Securities will be set forth in the applicable Prospectus Supplement.

  Debt Securities may be presented for exchange as provided above, and Registered Securities may be presented for registration of transfer (duly endorsed or accompanied by a satisfactory written instrument of transfer) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for that purpose, without service charge and upon payment of any taxes and other governmental charges (Section 305). If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent (or Security Registrar) acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for that series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for that series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities (Section 1002).

TEMPORARY GLOBAL SECURITIES

  If so specified in the applicable Prospectus Supplement, all or any portion of the Debt Securities of a series which are issuable as Bearer Securities initially will be represented by one or more temporary Global Securities, without interest coupons, to be deposited with a common depositary for the benefit of the Euroclear System and Cedel S.A. for credit to designated accounts. On and after the date determined as provided in any such temporary Global Security and described in the applicable Prospectus Supplement, but within a reasonable time, each such temporary Global Security will be exchangeable for definitive Bearer Securities, definitive Registered Securities or all or a portion of a permanent global Bearer Security, or any combination thereof, as specified in the Prospectus Supplement. No definitive Bearer Security or permanent global Bearer Security delivered in exchange for a portion of a temporary Global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange.

  Additional information regarding restrictions on and special United States federal income tax consequences relating to temporary Global Securities will be set forth in the applicable Prospectus Supplement.

PERMANENT GLOBAL SECURITIES

  If any Debt Securities of a series are issuable in permanent global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent Global Security may exchange those interests for Debt Securities of such series of any authorized form and denomination and of a like aggregate principal amount, tenor and terms. Principal of and any premium and interest on a permanent Global Security will be payable in the manner described in the Prospectus Supplement relating thereto.

PAYMENTS AND PAYING AGENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, payments of principal of and any premium and interest on Bearer Securities will be payable in the currency designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Company may designate from time to time. Unless otherwise provided in the Prospectus Supplement, these payments may be made, at the option of the Holder, by a check in the designated currency or by transfer to an account in the designated currency maintained by the payee with a bank located outside the United States. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to that Interest Payment Date to a paying agent outside the United States (Section 1001). No payment with respect to any Bearer Security will be made at any office or paying agency maintained by the Company in the United States nor will any such payment be made by transfer to an account, or by mail to an address, in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Securities denominated and payable in U.S. dollars will be made in U.S. dollars at an office or agency of, and designated by, the Company located in the United States, if payment of the full amount thereof in U.S. dollars at all paying agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, and the applicable Trustee receives an opinion of counsel that such payment within the United States is legal (Section 1002).

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of and any premium and interest on a Registered Security will be payable in the currency designated in the Prospectus Supplement, and interest will be payable at the office of such paying agent or paying agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by a check in such currency mailed to the Holder at the Holder's registered address or by wire transfer to an account in such currency designated by the Holder in writing not less than ten days prior to the date of the payment. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any installment of interest on a Registered Security will be made to the Person in whose name such Registered Security is registered at the close of business on a Regular Record Date or a Special Record Date for the payment (Section 307). Unless otherwise indicated in the applicable Prospectus Supplement, principal payable at maturity will be paid to the Holder upon surrender of the Registered Security at the office of a duly designated paying agent.

  The paying agents outside the United States initially designated by the Company for a series of Debt Securities will be named in the applicable Prospectus Supplement. The Company may terminate the designation of any of the paying agents from time to time, except that, so long as any Bearer Securities are outstanding, the Company will maintain at least one paying agent outside the United States where Bearer Securities may be presented for payment and may be surrendered for exchange, provided that, so long as any Debt Securities of a series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for Debt Securities of such series (Section 1002).

  All moneys paid by the Company to a paying agent for the payment of principal of or any premium or interest on any Debt Security that remain unclaimed at the end of two years after that principal, premium or interest shall have become due and payable will, at the request of the Company, be repaid to the Company, and the Holder of that Debt Security or any coupon appertaining thereto will thereafter look only to the Company for payment thereof (Section 1003).

COVENANTS CONTAINED IN INDENTURES

  The Company has covenanted in the Senior Indenture that it will not, and will not permit any Restricted Subsidiary (as defined herein) to, create, incur, issue, assume or guarantee any indebtedness for borrowed money ("indebtedness") that is secured by a mortgage, pledge, lien or security interest (a "Lien") of or upon any shares of capital stock or indebtedness of any Restricted Subsidiary or any indebtedness of any Restricted Subsidiary owned by the Company or any Subsidiary, whether existing or issued on September 30, 1994 or thereafter created or issued, without effectively providing that any Debt Securities issued under the Senior Indenture (together with, if the Company shall so determine, any other indebtedness created, incurred, issued, assumed or guaranteed by the Company or any Restricted Subsidiary then existing or thereafter created) shall be secured equally and ratably with (or, at the option of the Company, prior to) such indebtedness, so long as such indebtedness shall be so secured. The foregoing restrictions, however, shall not apply to: (i) Liens of or upon any indebtedness or shares of capital stock acquired by the Company or any Restricted Subsidiary after September 30, 1994 to secure the payment of all or part of the purchase price of such shares of capital stock or indebtedness upon the acquisition thereof by the Company or any Restricted Subsidiary; (ii) Liens of or upon any indebtedness or shares of capital stock existing at the time of acquisition thereof by the Company or any Restricted Subsidiary; (iii) Liens of or upon indebtedness or shares of capital stock of any Person existing at the time that Person became a Restricted Subsidiary; (iv) Liens to secure indebtedness of any Restricted Subsidiary to the Company or any Restricted Subsidiary; and
(v) under certain circumstances, extensions, renewals or replacements of any Liens existing on September 30, 1994 or any Lien referred to in the foregoing clauses (i) through (iv), inclusive (Section 1007 of the Senior Indenture).

  The term "Restricted Subsidiary" means: (i) so long as they are Subsidiaries of the Company, ReliaStar Life and Northern Life Insurance Company; (ii) any other company, so long as it is a Subsidiary of the Company, which is a Subsidiary and which has Consolidated Total Assets equal to or greater than 20% of the Consolidated Total Assets of the Company (as of the date hereof, ReliaStar United Services Life Insurance Company is the only such subsidiary); and (iii) any successor, by merger or otherwise, to all or a principal part (as determined in good faith by the Company's Board of Directors or an appropriate committee thereof) of the business or properties of any Subsidiary referred to or described in the foregoing clauses (i) or (ii).

  The term "Consolidated Total Assets" means, in respect of the Company as of any date of determination, the amount of total assets shown on the consolidated balance sheet of the Company and its consolidated subsidiaries contained in the most recent annual report to shareholders and, in respect of any Subsidiary as of any date of determination, the amount of total assets of the Subsidiary and its consolidated subsidiaries from which such consolidated balance sheet of the Company and its consolidated subsidiaries was derived.

  The term "Subsidiary" means any company more than 50% of the outstanding voting stock of which is at the time owned, directly or indirectly, by the Company and/or one or more of its other Subsidiaries (Section 101).

  The Company also has covenanted in the Senior Indenture that, so long as any Debt Securities of any series shall be Outstanding, the Company will not, nor will it permit any Restricted Subsidiary to, issue, sell, transfer or otherwise dispose of (except to the Company or to another Restricted Subsidiary) any shares of capital stock of any Restricted Subsidiary, unless
(i) such shares so issued, sold, transferred or otherwise disposed of constitute directors' qualifying shares; (ii) the entire outstanding capital stock of that Restricted Subsidiary then owned by the Company and its Restricted Subsidiaries is disposed of at the same time for a consideration, whether in cash or property, which, in the opinion of the Company's Board of Directors or an appropriate committee thereof, is at least equal to the fair value of such capital stock; or (iii) after giving effect to such issuance, sale, transfer or other disposition, the Company and its Restricted Subsidiaries would own, directly or indirectly, at least 80% of the issued and outstanding capital stock of that Restricted Subsidiary (Section 1008 of the Senior Indenture).

  The Company is not restricted by the Indentures from incurring, assuming or becoming liable for any type of debt or other obligations, or, except as specified above, from creating liens on its property for any purpose or from paying dividends or making distributions on its capital stock or purchasing or redeeming its capital stock, or, except as described under "Consolidation, Merger and Sale of Assets" below, from engaging in corporate transactions or reorganizations that could result in the Company's involvement in a highly leveraged transaction. The Indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Indentures do not contain any provision that would require the Company to repurchase or redeem or otherwise modify the terms of any of its Debt Securities upon a change in control or other events involving the Company that may adversely affect the creditworthiness of the Debt Securities.

  The applicable Prospectus Supplement may describe other covenants. See also "Particular Terms of Junior Subordinated Debt Securities Issued in Connection with Preferred Securities."

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company may not consolidate with or merge with or into, or convey, transfer or lease its assets substantially as an entirety to, any Person unless the successor Person is a corporation organized and validly existing under the laws of a domestic jurisdiction and expressly assumes the Company's obligations on the Debt Securities and under the applicable Indenture; after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and, in the case of the Senior Indenture, if, upon or as a result of any such consolidation, merger, conveyance, transfer or lease, any shares of capital stock or indebtedness of any Restricted Subsidiary would thereupon become subject to any mortgage, security interest, pledge or lien securing any indebtedness for borrowed money of, or guaranteed by, such Person (other than any mortgage, security interest, pledge or lien permitted by the Senior Indenture), the successor Person, prior to such consolidation, merger, conveyance, transfer or lease, shall expressly assume the Company's obligations on the Debt Securities and under the Senior Indenture (together with, if the Company shall so determine, any other indebtedness of, or guaranteed by, the Company or any Restricted Subsidiary ranking equally with the Debt Securities and then existing or thereafter created) equally and ratably with (or, at the option of the Company, prior to) the indebtedness secured by such mortgage, security interest, pledge or lien (Section 801).

MODIFICATION AND WAIVER

  Unless otherwise stated in the applicable Prospectus Supplement, except as to certain modifications and amendments not adverse to Holders of Debt Securities, modifications and amendments of and waivers of compliance with certain restrictive provisions under each Indenture may be made only with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series thereunder affected by that modification, amendment or waiver; provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security or coupon affected thereby, (i) change the Stated Maturity of the principal or any installment of principal or any installment of interest, if any; (ii) reduce the amount of principal or interest thereon, or any premium payable upon redemption or repayment thereof, or in the case of an Original Issue Discount Security the amount of principal payable upon acceleration of the Maturity thereof; (iii) change the Place of Payment or the currency in which principal or any interest is payable; (iv) impair the right to institute suit for the enforcement of any payment of the principal and any premium and interest, or adversely affect the right of any repayment at the option of the Holder; (v) reduce the percentage in principal amount of Outstanding Debt Securities of any series the consent of whose Holders is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults; (vi) reduce the requirements contained in the applicable Indenture for quorum or voting; (vii) in the case of Subordinated Debt Securities convertible into Common Stock, impair any right to convert those Subordinated Debt Securities; or (viii) modify any of the above provisions (Section 902).

  Each Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series issued thereunder if Debt Securities of such series are issuable in whole or in part as Bearer Securities (Section 1401). A meeting may be called at any time by the Trustee for the Debt Securities, or upon the request of the Company or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with the applicable Indenture (Section 1402). Except as limited by the proviso in the preceding paragraph, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of a series; provided, that, except as limited by the proviso in the preceding paragraph, any resolution with respect to any demand, consent, waiver or other action which may be made, given or taken by the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of a series issued under an Indenture may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series; and provided further, that, except as limited by the proviso in the preceding paragraph, any resolution with respect to any demand, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage that is less than a majority in principal amount of the Outstanding Debt Securities of a series issued under an Indenture may be adopted at a meeting or adjourned meeting at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of such series (Section 1404).

  Any resolution passed or decision taken at any meeting of Holders of Debt Securities of a series duly held in accordance with the applicable Indenture will be binding on all Holders of Debt Securities of that series and the related coupons issued under such Indenture. The quorum at any meeting of Holders of a series of Debt Securities called to adopt a resolution, and at any adjourned meeting, will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of such series (Section
1404).

  The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of a series may on behalf of the Holders of all Debt Securities of that series waive (insofar as that series is concerned) compliance by the Company with certain restrictive covenants of the Indenture under certain circumstances. Unless otherwise stated in the applicable Prospectus Supplement, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of or premium, if any, or any interest on any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of the series affected (Sections 513 and 1005).

EVENTS OF DEFAULT

  Unless otherwise stated in the applicable Prospectus Supplement, any series of Senior Debt Securities issued under the Senior Indenture will provide that the following shall constitute Events of Default with respect to such series:
(i) default in payment of principal of or premium, if any, on any Senior Debt Security of such series when due; (ii) default for 30 days in payment of interest, if any, on any Senior Debt Security of such series or related coupon, if any, when due; (iii) default in the deposit of any sinking fund payment on any Senior Debt Security of such series when due; (iv) default in the performance of any covenants in such Indenture continued for 90 days after written notice thereof by the Trustee thereunder or the Holders of at least 25% in principal amount of the Outstanding Senior Debt Securities of such series issued under such Indenture; (v) certain events of bankruptcy, insolvency or reorganization of the Company; and (vi) default by the Company or any Restricted Subsidiary in the payment of any amount due under other indebtedness of the Company or any Restricted Subsidiary for money borrowed having unpaid principal in excess of $20,000,000 or under any indenture or other instrument under which any such indebtedness has been issued or by which it is governed, whether now existing or hereafter created, which default shall have resulted in the acceleration of the maturity thereof without such acceleration having been rescinded after due notice to the Company of such default by the Trustee or by such notice to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series; provided, however, that for purposes of this clause (vi) no Event of Default shall be deemed to have occurred with respect to Senior Debt Securities of any series if (a) such default in the payment of any amount due or under any such indenture or other instrument relates solely to indebtedness that has been issued, assumed or guaranteed on terms which provide that the creditor with respect thereto shall have no recourse of any nature whatsoever to the whole of the property and assets or any portion thereof (other than the property specifically pledged to secure such indebtedness) of the Company and any Restricted Subsidiary in the event of any such default, (b) in the opinion of the Board of Directors (or an appropriate committee thereof) of the Company or such Restricted Subsidiary, as the case may be, which shall have issued, assumed or guaranteed such indebtedness, such default, the acceleration of the maturity of such indebtedness and the enforcement by such creditor of all of its other rights and remedies as a result of such default and acceleration of indebtedness shall not adversely affect the financial condition of the Company or such Restricted Subsidiary, as the case may be, and (c) in the opinion of the Company's Board of Directors (or an appropriate committee thereof) such default and the acceleration of such indebtedness do not adversely affect the interest of the Holders of any series of Senior Debt Securities (Section 501 of the Senior Indenture).

  Unless otherwise stated in the applicable Prospectus Supplement, any series of Subordinated Debt Securities issued under the Subordinated Indentures will provide that the only Events of Default will be (i) default in payment of principal of or premium, if any, on any Subordinated Debt Security of such series when due; (ii) default for 30 days in payment of interest, if any, on any Subordinated Debt Security of such series or related coupon, if any, when due; (iii) failure to convert any Subordinated Debt Security into Common Stock upon the election of a Holder to convert such Subordinated Debt Security if the terms of such Subordinated Debt Security provide for conversion; and (iv) certain events of bankruptcy of the Company (Section 501 of the Subordinated Indentures). Unless specifically stated in the applicable Prospectus Supplement for a particular series of Subordinated Debt Securities, there is no right of acceleration of the payment of principal of the Subordinated Debt Securities upon a default in the payment of principal, premium, if any, or interest, if any, or in the performance of any covenant or agreement in the Subordinated Debt Securities or Subordinated Indentures. In the event of a default in the payment of principal, premium, if any, or interest, if any, or the performance of any covenant or agreement in the Subordinated Debt Securities or Subordinated Indentures, the Trustee, subject to certain limitations and conditions, may institute judicial proceedings to enforce payment of such principal, premium or interest or to obtain the performance of such covenant or agreement or any other proper remedy (Section 503 of the Subordinated Indentures).

  The Company is required to file annually with each Trustee an Officers' Certificate concerning the absence of certain defaults under the terms of the Indentures (Section 1004). Each Indenture provides that if an Event of Default specified therein shall occur and be continuing, either the Trustee thereunder or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series issued under such Indenture may declare the principal of all such Debt Securities (or in the case of Original Issue Discount Securities, such portion of the principal amount thereof as may be specified in the terms thereof) to be due and payable (Section 502). In certain cases, the Holders of a majority in principal amount of the Outstanding Debt Securities of a series may, on behalf of the Holders of all Senior Debt Securities of such series and any related coupons, waive any past default or Event of Default, except a default (i) in payment of the principal of or premium, if any, or interest, if any, on any of the Debt Securities of such series and (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series or coupon affected (Section 513).

  Each Indenture contains a provision entitling the Trustee thereunder, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the Holders of the Debt Securities of a series thereunder or any related coupons before proceeding to exercise any right or power under the Indenture with respect to such series at the request of such Holders. (Section 603) Each Indenture provides that no Holder of any Debt Securities of a series thereunder or any related coupons may institute any proceeding, judicial or otherwise, to enforce the Indenture except in the case of failure of the Trustee thereunder, for 60 days, to act after it is given notice of default, a request to enforce such Indenture by the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of such series and an offer of reasonable indemnity (Section 507). This provision will not prevent any Holder of Debt Securities or any related coupons from enforcing payment of the principal thereof and premium, if any, and interest, if any, thereon at the respective due dates thereof (Section
508). The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series issued under an Indenture may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee for such Debt Securities or exercising any trust or power conferred on it with respect to the Debt Securities of such series. However, such Trustee may refuse to follow any direction that conflicts with law or the Indenture under which it serves or which would be unjustly prejudicial to Holders not joining therein (Section 512).

  Each Indenture provides that the Trustee thereunder will give to the Holders of Debt Securities notice of a default if not cured or waived, but, except in the case of a default in the payment of principal of or premium, if any, or interest, if any, on any Debt Securities of such series or any related coupons or in the payment of any sinking fund installment with respect to Debt Securities of such series, the Trustee for such Debt Securities shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Holders of such Debt Securities (Section 602).

DEFEASANCE AND DISCHARGE

  Except for Junior Subordinated Debt Securities issued in connection with Preferred Securities, the Company may be discharged from any and all obligations in respect of the Debt Securities of a series (except for certain obligations relating to temporary Debt Securities and exchange of Debt Securities, registration of transfer or exchange of Debt Securities of such series, replacement of stolen, lost or mutilated Debt Securities of such series, maintenance of paying agencies, holding monies for payment in trust and payment of additional amounts, if any, required in consequence of United States withholding taxes imposed on payments to non-U.S. persons) upon the deposit with the Trustee, in trust, of money and/or, to the extent such Debt Securities are denominated and payable in U.S. dollars only, Eligible Instruments that, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and premium, if any, each installment of interest, if any, on, and any mandatory sinking fund, repayment or analogous payments on, the Debt Securities of such series on the scheduled due dates therefor or upon redemption (if the Debt Securities of such series are subject to redemption and the Company shall have given irrevocable instructions to the Trustee to effect such redemption) in accordance with the terms of the applicable Indenture and the Debt Securities of such series. Such a trust may be established only if, among other things, (i) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of the applicable Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge, and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and (ii) the Debt Securities of such series, if then listed on any domestic or foreign securities exchange, will not be delisted as a result of such deposit, defeasance and discharge (Section 403). In the event of any such defeasance and discharge of Debt Securities of such series, Holders of Debt Securities of such series would be able to look only to such trust fund for payment of principal of and any premium and interest on their Debt Securities until Maturity.

  Except for Junior Subordinated Debt Securities issued in connection with Preferred Securities, the Company may terminate certain of its obligations under each Indenture with respect to the Debt Securities of a series thereunder, including its obligations to comply with the covenants described above under "Covenants Contained in Indentures," with respect to Debt Securities of such series, on the terms and subject to the conditions contained in such Indenture, by depositing in trust with the Trustee money and/or, to the extent such Debt Securities are denominated and payable in U.S. dollars only, Eligible Instruments that, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and premium, if any, each installment of interest, if any, on, and any mandatory sinking fund, repayment or analogous payments on, the Debt Securities of such series on the scheduled due dates therefor. This deposit and termination is conditioned, among other things, upon the Company's delivery of an Opinion of Counsel that the Holders of such Debt Securities will have no federal income tax consequences as a result of the deposit and termination. Termination will not relieve the Company of its obligation to pay when due the principal of or any interest on such Debt Securities if such Debt Securities of such series are not paid from the money or Eligible Instruments held by the Trustee for the payment thereof (Section 1501). The applicable Prospectus Supplement may further describe the provisions, if any, permitting or restricting such defeasance with respect to Debt Securities of a series. In the event the Company exercises its option to omit compliance with the covenants described above under "Covenants Contained in Indentures" with respect to the Debt Securities of a series as described above and the Debt Securities of such series are declared due and payable because of the occurrence of an Event of Default, then the amount of money and Eligible Instruments on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of the scheduled due dates therefor but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. The Company shall in any event remain liable for such payments as provided in the applicable Indenture.

SUBORDINATION

  The Senior Subordinated Debt Securities shall be subordinate to all existing and future Debt of the Company other than Debt evidenced by the Junior Subordinated Debt Securities and the Trust Related Securities. The Junior Subordinated Debt Securities shall rank on par with any Trust Related Securities and shall be subordinate to all existing and future Debt of the Company other than the Trust Related Securities. In the event that the Company shall default in the payment of any principal, premium, if any, or interest, if any, on any Debt to which the Senior Subordinated Debt Securities or the Junior Subordinated Debt Securities are subordinated when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal, premium, if any, or interest, if any, on the Senior Subordinated Debt Securities or the Junior Subordinated Debt Securities, as the case may be, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Senior Subordinated Debt Securities or the Junior Subordinated Debt Securities, as the case may be (Section 1601 of the Subordinated Indentures). "Debt" means, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (a) indebtedness of the Company for money borrowed;
(b) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Company; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company) (Section 101 of the Subordinated Indentures). As of December 31, 1996, the Company had approximately $407.5 million of Debt outstanding to which the Subordinated Debt Securities would be subordinated. The term "Senior Debt" means a Debt to which the Senior Subordinated Debt Securities or the Junior Subordinated Debt Securities, as the case may be, are subordinated.

  In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Company for the benefit of creditors, or (iv) any other marshalling of the assets of the Company, all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the principal of or interest on the Junior Subordinated Debt Securities. In such event, any payment or distribution on account of the principal of or interest on the Senior Subordinated Debt Securities or Junior Subordinated Debt Securities, as the case may be, whether in cash, securities or other property (other than securities of the Company or any other company provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to such Subordinated Debt Securities, to the payment of all Senior Debt at the time outstanding, and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of such Subordinated Debt Securities shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full (Section 1601 of the Subordinated Indentures).

  In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Debt, the Holders of Senior Subordinated Debt Securities or Junior Subordinated Debt Securities, as the case may be, together with the holders of any obligations of the Company ranking on par with Senior Subordinated Debt Securities or Junior Subordinated Debt Securities, as the case may be, shall be entitled to be repaid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal, premium, if any, and interest, if any, on such Subordinated Debt Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Company ranking junior to such Subordinated Debt Securities and such other obligations. If any payment or distribution on account of the principal of or interest on the Senior Subordinated Debt Securities or Junior Subordinated Debt Securities, as the case may be, of any character or any security, whether in cash, securities or other property (other than securities of the Company or any other company provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to such Subordinated Debt Securities, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by any Holder of any such Subordinated Debt Securities in contravention of any of the terms of the applicable Subordinated Indenture and before all the Senior Debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full (Section 1601 of the Subordinated Indentures). By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Debt may receive more, ratably, and holders of the Subordinated Debt Securities having a claim pursuant to such securities may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the Subordinated Debt Securities.

  The Subordinated Indentures may be modified or amended as provided under "Modification and Waiver" above, provided that no such modification or amendment may, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the Subordinated Indentures relating to the subordination of the Subordinated Debt Securities and any related coupons in a manner adverse to such holders (Section 902 of the Subordinated Indentures).

CONVERSION OF SUBORDINATED CONVERTIBLE SECURITIES

  The Holders of Subordinated Debt Securities of a specified series that are convertible into Preferred Stock, Depositary Shares or Common Stock of the Company ("Subordinated Convertible Securities") will be entitled at certain times specified in the applicable Prospectus Supplement, subject to prior redemption, repayment or repurchase, to convert any Subordinated Convertible Securities of such series (in denominations set forth in the Prospectus Supplement) into Preferred Stock, Depositary Shares or Common Stock, as the case may be, at the conversion price set forth in the applicable Prospectus Supplement, subject to adjustment as described below and in the Prospectus Supplement. Except as described below, no adjustment will be made on conversion of any Subordinated Convertible Securities for interest accrued thereon or for dividends on any Preferred Stock, Depositary Shares or Common Stock issued on such conversion (Section 1703 of the Subordinated Indentures). If any Subordinated Convertible Securities not called for redemption or submitted for repayment are converted between a Regular Record Date for the payment of interest and the next succeeding Interest Payment Date, such Subordinated Convertible Securities must be accompanied by funds equal to the interest payable on such succeeding Interest Payment Date on the principal amount so converted (Section 1703 of the Subordinated Indentures). The Company is not required to issue fractional shares of Common Stock upon conversion of Subordinated Convertible Securities that are convertible into Common Stock and, in lieu thereof, will pay a cash adjustment based upon the Closing Price (as defined in the Subordinated Indentures) of the Common Stock on the last business day prior to the date of conversion (Section 1704 of the Subordinated Indentures). In the case of Subordinated Convertible Securities called for redemption or submitted for repayment, conversion rights will expire at the close of business on the redemption date or repayment date, as the case may be (Section 1702 of the Subordinated Indentures).

  Unless otherwise indicated in the applicable Prospectus Supplement, the conversion price for Subordinated Convertible Securities that are convertible into Common Stock is subject to adjustment under formulas set forth in the Subordinated Indentures in certain events, including (i) the issuance of capital stock as a dividend or distribution on the Common Stock; (ii) subdivisions and combinations of the Common Stock; (iii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock within 45 days after the date fixed for the determination of the shareholders entitled to receive such rights or warrants, at less than the current market price (as defined in the Subordinated Indentures); and (iv) the distribution to all holders of Common Stock of evidences of indebtedness or assets of the Company (excluding certain cash dividends and distributions described in the next paragraph) or rights or warrants (excluding those referred to above) (Section 1706 of the Subordinated Indentures). In the event that the Company shall distribute any rights or warrants to acquire capital stock ("Capital Stock Rights") pursuant to which separate certificates representing such Capital Stock Rights will be distributed subsequent to the initial distribution of such Capital Stock Rights (whether or not such distribution shall have occurred prior to the date of the issuance of a series of Subordinated Convertible Securities), such subsequent distribution shall be deemed to be the distribution of such Capital Stock Rights; provided that the Company may, in lieu of making any adjustment in the conversion price upon a distribution of separate certificates representing such Capital Stock Rights, make proper provision so that each Holder of such a Subordinated Convertible Security who converts such Subordinated Convertible Security (or any portion thereof) (a) before the record date for such distribution of separate certificates shall be entitled to receive upon such conversion shares of Common Stock issued with Capital Stock Rights and (b) after such record date and prior to the expiration, redemption or termination of such Capital Stock Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the same number of such Capital Stock Rights as would a holder of the number of shares of Common Stock that such Subordinated Convertible Security so converted would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the Capital Stock Rights if such Subordinated Convertible Security were converted immediately prior to the record date for such distribution. Common Stock owned by or held for the account of the Company or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment.

  No adjustment in the conversion price of Subordinated Convertible Securities that are convertible into Common Stock will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least 1% in the conversion price then in effect; provided that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; and provided further that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Notwithstanding any of the foregoing, the issuance of Common Stock under the Company's Dividend Reinvestment and Optional Cash Payment Plan (the "DRIP") shall not require an adjustment in the conversion price of Subordinated Convertible Securities that are convertible into Common Stock. The Company reserves the right to make such reductions in the conversion price in addition to those required in the foregoing provisions as the Company in its discretion shall determine to be advisable in order that certain stock-related distributions thereafter made by the Company to its shareholders shall not be taxable (Section 1706 of the Subordinated Indentures). Except as stated above, the conversion price will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or securities carrying the right to purchase any of the foregoing.

  In the case of (i) a reclassification or change of the Common Stock, (ii) a consolidation or merger involving the Company, or (iii) a sale or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which holders of Common Stock will be entitled to receive stock, securities, other property or assets (including cash) in respect of, or in exchange for, such Common Stock, the Holders of the Subordinated Convertible Securities then outstanding that are convertible into Common Stock will be entitled thereafter to convert such Subordinated Convertible Securities into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such Subordinated Convertible Securities been converted into Common Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance (Section 1707 of the Subordinated Indentures).

  In the event of a taxable distribution to holders of Common Stock (or other transaction) which results in any adjustment of the conversion price of Subordinated Convertible Securities that are convertible into Common Stock, the Holders of such Subordinated Convertible Securities may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend; in certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of Common Stock or such Subordinated Convertible Securities.

            PARTICULAR TERMS OF JUNIOR SUBORDINATED DEBT SECURITIES
                ISSUED IN CONNECTION WITH PREFERRED SECURITIES

  The statements under this caption are brief summaries of certain provisions of the Junior Subordinated Indenture that will be applicable to Junior Subordinated Debt Securities issued in connection with Preferred Securities (unless otherwise provided in the Prospectus Supplement relating to such Preferred Securities) and do not purport to be complete and are qualified in their entirety by reference to the Junior Subordinated Indenture.

  The distribution rate and the distribution payment dates and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debt Securities, which will be the sole assets of the Financing Trusts.

  In the event Junior Subordinated Debt Securities are issued to a Financing Trust (or a Trustee of a Financing Trust) in connection with the issuance of Trust Securities by the Financing Trust, such Junior Subordinated Debt Securities subsequently may be distributed pro rata to the Holders of the Trust Securities in connection with the dissolution of the Financing Trust upon the occurrence of certain events described in a Prospectus Supplement relating to such Trust Securities. Only one series of Junior Subordinated Debt Securities will be issued to the Financing Trust, or a Trustee of such Financing Trust, in connection with the issuance of Trust Securities by the Financing Trust.

  If Junior Subordinated Debt Securities are issued to a Financing Trust or to a Trustee of a Financing Trust in connection with the issuance of Trust Securities and (i) there shall have occurred any event that would constitute an Event of Default under the Junior Subordinated Indenture, (ii) the Company shall be in default with respect to its payment of any obligations under the related Preferred Securities Guarantee or limited guarantee of the Common Securities, or (iii) the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the Junior Subordinated Indenture and such period, or any extension thereof, shall be continuing, then
(a) the Company shall not declare or pay dividends on, or make a distribution with respect to or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank on par with or junior to such Junior Subordinated Debt Securities; provided, however, that, restriction (a) above does not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid.

  If the Company fails to make interest or other payments on the Junior Subordinated Debt Securities when due, the Declaration provides a mechanism whereby the holders of the Preferred Securities may direct the Property Trustee to enforce its rights under the Junior Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of Preferred Securities may institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, then, pursuant to the terms of the Junior Subordinated Indenture, a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debt Securities.

  In the event Junior Subordinated Debt Securities are issued to a Financing Trust or a Trustee of a Financing Trust, in connection with the issuance of Trust Securities, for so long as the Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities; provided, however, that any permitted successor of the Company under the Junior Subordinated Indenture may succeed to the Company's ownership of such Common Securities; and (ii) to use its reasonable efforts to cause the Financing Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debt Securities to the holders of Trust Securities in liquidation of the Financing Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

                         DESCRIPTION OF CAPITAL STOCK

  The following summary of certain provisions of the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), the By-Laws of the Company (the "By-Laws") and a Rights Agreement between the Company and Norwest Bank Minnesota, National Association, as Rights Agent (as amended, the "Rights Agreement"), does not purport to be complete and is qualified in its entirety by reference to such documents, copies of which are included as exhibits to the Registration Statement.

  Rule 13e-4 and Rule 14e-1 of the Commission's rules and regulations relating to tender offers, as currently in effect and interpreted by the Commission's staff, may be applicable to certain repurchases of Offered Securities that are equity securities or exchange or conversion of Offered Securities for such equity securities. If, at the time of any such repurchase, exchange or conversion, Rule 13e-4 or Rule 14e-1 (or any successor rule) applies to such transaction, the Company will comply with such rule (or any successor rule) and will afford holders of such Offered Securities all rights and will make all filings required by such rule (or successor rule). Rule 13e-4 and Rule 14e-1 may also be deemed to apply to Offered Securities that are mandatorily convertible into equity securities.

GENERAL

  The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 7,000,000 shares of Preferred Stock, all without par value.

  All issued and outstanding shares of Common Stock are, and the shares issuable upon conversion of or in exchange for any Offered Securities will be, fully paid and non-assessable. Holders of shares of Common Stock and holders of shares of Preferred Stock do not have any preemptive rights to subscribe for or purchase any securities of the Company, except, with respect to shares of Preferred Stock, such preemptive rights as may be provided in the resolution or resolutions of the Board of Directors of the Company or a committee designated by the Board of Directors of the Company providing for the issuance thereof. Holders of shares of Common Stock have the rights described below under "Share Rights Plan."

PREFERRED STOCK

  The Certificate of Incorporation authorizes the Board of Directors of the Company to issue, without action or approval of the Company's shareholders, one or more series of Preferred Stock with such designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance thereof.

  There are also currently reserved for issuance up to 2,500,000 shares of Series A Junior Participating Preferred Stock ("Junior Participating Preferred Stock") of the Company issuable under the Rights Agreement referred to below under "Share Rights Plan."

DIVIDENDS

  Under Delaware law, subject to restrictions contained in the Certificate of Incorporation discussed in the following paragraph, dividends may be declared or paid out of surplus of the Company or, if there is no such surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

  The Certificate of Incorporation provides that so long as there are outstanding any shares of Preferred Stock entitled to cumulative dividends, no dividends (other than dividends payable in shares of Common Stock) may be paid or declared, nor may any distribution be made, on shares of Common Stock, nor may any shares of Common Stock be purchased, redeemed or otherwise acquired for value by the Company (other than in exchange for, or through application of the proceeds of the sale of, shares of Common Stock) if the Company is in default with respect to any dividend payable on, or obligation to redeem or to maintain a purchase, retirement or sinking fund with respect to, shares of Preferred Stock.

  The Company is primarily a holding company owning, directly or indirectly, the capital stock of ReliaStar Life, other insurance company subsidiaries, and other subsidiaries. There are legal limitations on the extent to which ReliaStar Life and the Company's other insurance company subsidiaries may pay dividends or lend or otherwise supply funds to the Company or ReliaStar Life.

  The payment of future dividends by the Company will be largely dependent upon the ability of ReliaStar Life to pay dividends to the Company. Under Minnesota insurance law regulating the payment of dividends by ReliaStar Life, any such payments shall be in an amount deemed prudent by ReliaStar Life's board of directors and, unless otherwise approved by the Commissioner, must be paid solely from the adjusted earned surplus of ReliaStar Life. Adjusted earned surplus means the earned surplus as determined in accordance with statutory accounting principles (unassigned funds) less 25% of the amount of such earned surplus that is attributable to net unrealized capital gains. Further, without approval of the Commissioner, ReliaStar Life may not pay in any calendar year any dividend that, when combined with other dividends paid within the preceding 12 months, exceeds the greater of (i) 10% of ReliaStar Life's statutory surplus at the prior year end or (ii) 100% of ReliaStar Life's statutory net gain from operations (not including realized capital gains) for the prior calendar year.

  The payment of future dividends by the Company may be affected by the foregoing limitations, further restrictions and limitations in the event of statutory or regulatory changes and by such other factors as the Board of Directors of the Company may deem relevant. See also "Particular Terms of Junior Subordinated Debt Securities Issued in Connection with Preferred Securities."

VOTING RIGHTS

  The Certificate of Incorporation provides that, except as otherwise provided by law or the Certificate of Incorporation, holders of shares of Common Stock are entitled to one vote per share. Holders of shares of Common Stock do not have any cumulative voting rights.

  Except as otherwise provided by law or by the resolution or resolutions providing for the issuance thereof, holders of shares of Preferred Stock have no voting rights.

  The Certificate of Incorporation requires the affirmative vote of 75% of the Company's outstanding capital stock entitled to vote, voting as a single class, (i) to approve certain "Business Combinations" involving an "Interested Shareholder" unless the transaction is approved by a majority of the "Continuing Directors," as these terms are defined in the Certificate of Incorporation (the "Fair Price Provision"), (ii) to remove directors, (iii) to effect certain amendments to the Certificate of Incorporation, and (iv) in order for the shareholders of the Company to amend its By-Laws.

SHARE RIGHTS PLAN

  Pursuant to the Rights Agreement, each share of Common Stock issued by the Company has attached one preferred share purchase right (a "Right"). Each Right entitles the registered holder to purchase from the Company one-tenth of a share of Junior Participating Preferred Stock at an exercise price of $200, subject to adjustment.

  Until the Distribution Date, the Rights will be evidenced by certificates representing shares of Common Stock and will be transferred only with the shares of Common Stock. The Rights will separate from the shares of Common Stock and a Distribution Date for the Rights will occur upon the earlier of
(i) the close of business on the 15th day following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock, or (ii) the close of business on the 15th day following the commencement or announcement of a tender or exchange offer the consummation of which would result in a person or group of affiliated or associated persons becoming the beneficial owner of 20% or more of the outstanding shares of Common Stock.

  The Rights are not exercisable until the Distribution Date. The Rights will expire on September 8, 2004, unless extended or earlier redeemed by the Company.

  In the event that (i) the Company is the surviving corporation in a merger, consolidation or statutory share exchange with an Acquiring Person and outstanding shares of the Company are not changed or exchanged, (ii) an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement, (iii) an Acquiring Person increases by more than 1% its proportion of beneficial ownership of the outstanding shares of any class of equity securities or securities exercisable for or convertible into equity securities of the Company or any of its subsidiaries pursuant to a recapitalization, reclassification or similar transaction, or (iv) a person (other than the Company and certain of its affiliates) becomes a beneficial owner of 20% or more of the outstanding shares of Common Stock, each holder of a Right (other than Rights beneficially owned by an Acquiring Person or, in certain circumstances, transferees) will thereafter have the right to receive, upon exercise thereof at the then current exercise price of the Right, that number of shares of Common Stock having a market value of two times the exercise price of the Right, subject to certain possible adjustments.

  In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold after a public announcement that a person has become an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise thereof at the then current exercise price of the Right, that number of common shares of the Acquiring Person (or in certain cases, one of its affiliates) having a market value of two times the exercise price of the Right.

  In certain instances, the Company may exchange Rights for shares of Common Stock or reduce the 20% stock ownership threshold to not less than 10%.

  The Rights are redeemable at a price of one cent per Right at any time prior to the 30th day after a public announcement that a person has become an Acquiring Person, provided, however, that such redemption may occur after any person has become an Acquiring Person only if there has not been a change in control of the Board of Directors of the Company. The redemption period may be extended if no such change in control has occurred or if no person has become an Acquiring Person.

LIQUIDATION

  Subject to preferential payments due or other rights with respect to any shares of Preferred Stock that may then be issued and outstanding, in the event of any liquidation of the Company the holders of Common Stock are entitled to share, in proportion to the number of shares of Common Stock held, in the assets remaining after discharge of all obligations and liabilities of the Company.

LIMITATIONS ON CHANGE IN CONTROL

  The Certificate of Incorporation and the By-Laws provide that the Board of Directors of the Company will be divided into three classes serving staggered terms, with one class of directors to be elected for a three-year term at each annual meeting of shareholders. As a result, at least two meetings of the Company's shareholders will generally be required for the Company's shareholders to effect a change in control of the Board of Directors of the Company. The Certificate of Incorporation and the By-Laws also provide that shareholder action may be taken only at annual or special meetings of shareholders, and may not be taken by shareholder consent, and that shareholders are not permitted to call, or to require the Company's Board of Directors to call, special meetings of shareholders. The Certificate of Incorporation provides that, when considering a merger, consolidation, sale of assets, business combination (including a Business Combination under the Fair Price Provision) or other transaction (including a tender or exchange offer), the Company's Board of Directors, any committee thereof and the directors and the officers of the Company may, in considering the best interests of the Company and its shareholders, consider the interests of and the effects of such transaction upon the employees, customers and suppliers of the Company and its subsidiaries and upon communities in which the Company and its subsidiaries are located or do business. The By-Laws provide that advance notice of nominations for the election of directors to be made at, and business to be brought before, an annual meeting of shareholders by a shareholder must be received by the Secretary of the Company not less than 60 days in advance of such meeting (except that if public disclosure of such meeting is made less than 75 days prior to the meeting, the notice need only be received within 15 days following such public disclosure). The Company has entered into agreements with certain of its executive employees for certain financial arrangements that the Company will provide upon termination of employment under certain circumstances following a change in control of the Company. In addition, certain retirement and other employee benefit arrangements provide for accelerated vesting of benefits and allocation to participants of surplus retirement plan benefits upon a change in control of the Company. The foregoing provisions and agreements, the voting provisions, including the Fair Price Provision, referred to above under "Voting Rights," the Rights Agreement and the authority of the Board of Directors of the Company to issue additional shares of capital stock, without action or approval of the shareholders, could have the effect of discouraging, delaying or preventing a tender or exchange offer, proxy contest or other attempt to gain control of or change the management of the Company.

LIMITATION ON CERTAIN LIABILITY OF DIRECTORS AND INDEMNIFICATION

  The Certificate of Incorporation and the By-Laws contain provisions limiting the liability of directors for monetary damages to the Company and its shareholders for breach of fiduciary duty of care to the Company and authorizing the indemnification of directors, officers and employees to the fullest extent permitted by Delaware law. The Company maintains a directors' and officers' liability insurance policy.

TRANSFER AGENT

  The Transfer Agent for the Company's Common Stock is Norwest Bank Minnesota, National Association.

                       DESCRIPTION OF DEPOSITARY SHARES

  The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of Depositary Shares and Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement and Depositary Receipts relating to a series of Preferred Stock, which will be filed with the Commission at or prior to the time of the offering of such series.

GENERAL

  The Company may, at its option, elect to offer fractional interests in shares of Preferred Stock rather than full shares. In the event such option is exercised, the Company will provide for the issuance by a Depositary to the public of Depositary Receipts evidencing Depositary Shares, each of which will represent a fractional interest (to be set forth in the Prospectus Supplement relating to a particular series of Depositary Shares) in a share of a particular series of Preferred Stock as described below.

  The shares of any series of Preferred Stock underlying Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a share of Preferred Stock underlying such Depositary Share, to all the rights and preferences of the shares of Preferred Stock underlying such Depositary Share (including dividend, voting, redemption, conversion and liquidation rights).

  Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

  Upon surrender of the Depositary Receipts at the principal office of the Depositary in Minneapolis (unless the related Depositary Shares have previously been called for redemption), the holder of the Depositary Shares evidenced thereby is entitled to delivery at such office, to or upon the holder's order, of the number of shares of Preferred Stock and any money or other property represented by such Depositary Shares. Fractional shares will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of shares of Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Shares therefor. The Company does not expect that there will be any public trading market for underlying shares of Preferred Stock except as represented by the Depositary Shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Depositary will distribute all cash dividends or other cash distributions received in respect of the underlying shares of Preferred Stock to the record holders of related Depositary Shares in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.

  In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute to such holders the net proceeds received from such sale.

  The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the shares of Preferred Stock shall be made available to holders of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

  If a series of Preferred Stock underlying Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The Depositary shall mail notice of redemption not less than 30 and not more then 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of Preferred Stock. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares relating to the shares so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of such Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED STOCK

  Upon receipt of notice of any meeting at which the holders of the shares of any series of Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such shares. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the shares) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all action that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares to the extent it does not receive specific instructions from the recordholders of related Depositary Shares.

TAXATION

  Owners of Depositary Shares will be treated for federal income tax purposes as if they were owners of the shares of Preferred Stock represented by such Depositary Shares and, accordingly, will be entitled to take into account for federal income tax purposes income and deductions to which they would be entitled if they were holders of such shares. In addition, (i) no gain or loss will be recognized for federal income tax purposes upon the withdrawal of shares in exchange for Depositary Shares as provided in the Deposit Agreement,
(ii) the tax basis of each share to an exchanging owner of Depositary Shares will, upon such exchange, be the same as the aggregate tax basis of the Depositary Shares exchanged therefor, and (iii) the holding period for the shares in the hands of an exchanging owner of Depositary Shares who held such Depositary Shares as a capital asset at the time of the exchange thereof for shares will include the period during which such person owned such Depositary Shares.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

  The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority of the Depositary Shares then outstanding. A Deposit Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares relating thereto have been redeemed or (ii) there has been a final distribution in respect of the shares of Preferred Stock of the relevant series in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of the related Depositary Shares.

CHARGES OF DEPOSITARY

  The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the shares of Preferred Stock and any redemption of such shares. Holders of Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

MISCELLANEOUS

  The Depositary will forward to the holders of Depositary Shares all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of underlying shares of Preferred Stock.

  Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or shares of Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

  The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                      DESCRIPTION OF SECURITIES WARRANTS

  The Company may issue Securities Warrants for the purchase of Debt Securities, Preferred Stock, Depositary Shares or Common Stock. Securities Warrants may be issued independently or together with Debt Securities, Preferred Stock or Depositary Shares offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities, Preferred Stock or Depositary Shares. Each series of Securities Warrants will be issued under a separate warrant agreement (a "Securities Warrant Agreement") to be entered into between the Company and a bank or trust company, as Securities Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of offered Securities Warrants. The Securities Warrant Agent will act solely as an agent of the Company in connection with the Securities Warrant Certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Securities Warrant Certificates or beneficial owners of Securities Warrants. Copies of the forms of Securities Warrant Agreements, including the forms of Securities Warrant Certificates representing the Securities Warrants, are filed as exhibits to the

Registration Statement. The following summaries of certain provisions of the forms of Securities Warrant Agreements and Securities Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Securities Warrant Agreements and the Securities Warrant Certificates.

GENERAL

  If Securities Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including, in the case of Securities Warrants for the purchase of Debt Securities, the following where applicable: (i) the offering price; (ii) the currencies in which such Securities Warrants are being offered; (iii) the designation, aggregate principal amount, currencies, denominations and terms of the series of Debt Securities purchasable upon exercise of such Securities Warrants; (iv) the designation and terms of any series of Debt Securities, Preferred Stock or Depositary Shares with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with each such Debt Security, share of Preferred Stock or Depositary Share; (v) the date on and after which such Securities Warrants and the related series of Debt Securities, Preferred Stock or Depositary Shares will be transferable separately; (vi) the principal amount of the series of Debt Securities purchasable upon exercise of each such Securities Warrant and the price at which and currencies in which such principal amount of Debt Securities of such series may be purchased upon such exercise; (vii) the date on which the right to exercise such Securities Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (viii) whether the Securities Warrants will be issued in registered or bearer form; (ix) United States federal income tax consequences; and (x) any other terms of such Securities Warrants.

  In the case of Securities Warrants for the purchase of Preferred Stock, Depositary Shares or Common Stock, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including the following where applicable: (i) the offering price; (ii) the aggregate number of shares purchasable upon exercise of such Securities Warrants and, in the case of Securities Warrants for Preferred Stock or Depositary Shares, the designation, aggregate number of shares and terms of the series of Preferred Stock purchasable upon exercise of such Securities Warrants or underlying the Depositary Shares purchasable upon exercise of such Securities Warrants; (iii) the designation and terms of the series of Debt Securities, Preferred Stock or Depositary Shares with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with each such Debt Security, share of Preferred Stock or Depositary Share; (iv) the date on and after which such Securities Warrants and the related series of Debt Securities, shares of Preferred Stock or Depositary Shares will be transferable separately; (v) the number of shares of Preferred Stock, Depositary Shares or shares of Common Stock purchasable upon exercise of each such Securities Warrant and the price at which such number of shares of Preferred Stock or Depositary Shares of such series or shares of Common Stock may be purchased upon each exercise; (vi) the date on which the right to exercise such Securities Warrants shall commence and the Expiration Date;
(vii) United States federal income tax consequences; and (viii) any other terms of such Securities Warrants. Securities Warrants for the purchase of Preferred Stock, Depositary Shares or Common Stock will be offered and exercisable for U.S. dollars only and will be in registered form only.

  Securities Warrant Certificates may be exchanged for new Securities Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer and may be exercised at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Securities Warrant to purchase Debt Securities, holders of such Securities Warrants will not have any of the rights of Holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal of or any premium or interest on the Debt Securities purchasable upon such exercise or to enforce covenants in the applicable Indenture. Prior to the exercise of any Securities Warrants to purchase Preferred Stock, Depositary Shares or Common Stock, holders of such Securities Warrants will not have any of the rights of holders of the Preferred Stock, Depositary Shares or Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Preferred Stock, Depositary Shares or Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

EXERCISE OF SECURITIES WARRANTS

  Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or number of shares of Preferred Stock, Depositary Shares or shares of Common Stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the applicable Prospectus Supplement. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Securities Warrants will become void.

  Securities Warrants may be exercised by delivering to the Securities Warrant Agent payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Debt Securities, Preferred Stock, Depositary Shares or Common Stock, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the Securities Warrant Certificate. Securities Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the Securities Warrant Certificate evidencing such Securities Warrants. Upon receipt of such payment and the Securities Warrant Certificate properly completed and duly executed at the corporate trust office of the Securities Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Debt Securities, Preferred Stock, Depositary Shares or Common Stock, as the case may be, purchasable upon such exercise. If fewer than all of the Securities Warrants represented by such Securities Warrant Certificate are exercised, a new Securities Warrant Certificate will be issued for the remaining amount of Securities Warrants.

AMENDMENTS AND SUPPLEMENTS TO SECURITIES WARRANT AGREEMENTS

  The Securities Warrant Agreements may be amended or supplemented without the consent of the holders of the Securities Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Securities Warrants and that do not adversely affect the interests of the holders of the Securities Warrants.

COMMON STOCK WARRANT ADJUSTMENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant are subject to adjustment in certain events, including
(i) the issuance of capital stock as a dividend or distribution on the Common Stock; (ii) subdivisions and combinations of the Common Stock; (iii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock within 45 days after the date fixed for the determination of the shareholders entitled to receive such rights or warrants, at less than the current market price (as defined in the Warrant Agreement for such series of Common Stock Warrants); and (iv) the distribution to all holders of Common Stock of evidences of indebtedness or assets of the Company (excluding certain cash dividends and distributions described in the next paragraph) or rights or warrants (excluding those referred to above). In the event that the Company shall distribute any rights or warrants to acquire capital stock pursuant to clause (iv) above (the "Capital Stock Rights") pursuant to which separate certificates representing such Capital Stock Rights will be distributed subsequent to the initial distribution of such Capital Stock Rights (whether or not such distribution shall have occurred prior to the date of the issuance of a series of Common Stock Warrants), such subsequent distribution shall be deemed to be the distribution of such Capital Stock Rights; provided that the Company may, in lieu of making any adjustment in the exercise price of and the number of shares of Common Stock covered by a Common Stock Warrant upon a distribution of separate certificates representing such Capital Stock Rights, make proper provision so that each holder of such a Common Stock Warrant who exercises such Common Stock Warrant (or any portion thereof) (a) before the record date for such distribution of separate certificates shall be entitled to receive upon such exercise shares of Common Stock issued with Capital Stock Rights and
(b) after such record date and prior to the expiration, redemption or termination of such Capital Stock Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, the same number of such Capital Stock Rights as would a holder of the number of shares of Common Stock that such Common Stock Warrant so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the Capital Stock Rights if such Common Stock Warrant was exercised immediately prior to the record date for such distribution. Common Stock owned by or held for the account of the Company or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment.

  No adjustment in the exercise price of and the number of shares of Common Stock covered by a Common Stock Warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least 1% in the exercise price then in effect; provided that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; and provided further that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Notwithstanding any of the foregoing, the issuance of Common Stock under the DRIP shall not require an adjustment in the exercise price of or number of shares of Common Stock covered by a Common Stock Warrant. Except as stated above, the exercise price of and the number of shares of Common Stock covered by a Common Stock Warrant will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or securities carrying the right to purchase any of the foregoing.

  In the case of (i) a reclassification or change of the Common Stock, (ii) a consolidation or merger involving the Company or, (iii) a sale or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which holders of the Company's Common Stock will be entitled to receive stock, securities, other property or assets (including cash) in respect of or in exchange for such Common Stock, the holders of the Common Stock Warrants then outstanding will be entitled thereafter to convert such Common Stock Warrants into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such Common Stock Warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

          DESCRIPTION OF PREFERRED SECURITIES OF THE FINANCING TRUSTS

  Each Financing Trust may issue, from time to time, only one series of Preferred Securities having terms described in a Prospectus Supplement relating thereto. The Declaration of each Financing Trust will be qualified as an indenture under the Trust Indenture Act.

  The Preferred Securities will have such terms, including distributions, redemption, exchange, sinking fund and liquidation provisions, voting and other rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to a Prospectus Supplement relating to the Preferred Securities for specific terms, including
(i) the distinctive designation of the Preferred Securities, (ii) the number of Preferred Securities and the date or dates upon which distributions shall be payable (provided, however, that distributions on the Preferred Securities shall be payable on a quarterly basis to holders of the Preferred Securities as of a record date in each quarter during which the Preferred Securities are outstanding), (iii) whether distributions on Preferred Securities issued by the Financing Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities shall be cumulative, (iv) the amount or amounts which shall be paid out of the assets of the Financing Trust to the holders of Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of the Trust, (v) the obligation, if any, of the Financing Trust to purchase or redeem Preferred Securities and the price or prices at which, the period or periods within which and the terms and conditions upon which the Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation, (vi) the voting rights, if any, of Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the Declaration, and (vii) any other relevant rights, preferences, or privileges of, or limitations or restrictions on, Preferred Securities consistent with the Declaration and applicable law. The distribution rate and the distribution payment dates and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debt Securities, which will be the sole assets of the Financing Trust.

  All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "The Preferred Securities Guarantee." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

  In connection with the issuance of Preferred Securities, each Financing Trust will issue one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities will be substantially identical to the terms of the Preferred Securities and the Common Securities will rank on par, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote and to appoint, remove or replace any of the ReliaStar Trustees. All of the Common Securities will be directly or indirectly owned by the Company.

                      THE PREFERRED SECURITIES GUARANTEE

  Set forth below is a summary of information concerning the Preferred Securities Guarantee that will be executed and delivered by the Company for the benefit of the holders, from time to time, of Preferred Securities. The Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under the Preferred Securities Guarantee (the "Guarantee Trustee"). The terms of the Preferred Securities Guarantee will be those set forth in the Preferred Securities Guarantee and those made part of the Preferred Securities Guarantee by the Trust Indenture Act. This summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. The Preferred Securities Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities.

GENERAL

  Pursuant to the Preferred Securities Guarantee, the Company will agree, to the extent set forth herein, to pay in full to the holders of the Preferred Securities the Guarantee Payments (as defined herein) (except to the extent paid by the Financing Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Financing Trust may have or assert. The following payments or distributions with respect to Preferred Securities (the "Guarantee Payments"), to the extent not paid or made by the Financing Trust, will be subject to the Preferred Securities Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Financing Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions (the "Redemption Price"), to the extent the Financing Trust has funds available therefor with respect to any Preferred Securities called for redemption by the Trust, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Financing Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all the Preferred Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment to the extent the Financing Trust has funds available therefor or (b) the amount of assets of the Financing Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Financing Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the Financing Trust to pay such amounts to such holders.

  The Preferred Securities Guarantee will be a guarantee on a subordinated basis of the Guarantee Payments from the time of issuance, but will not apply to any payment of distributions except to the extent the Financing Trust shall have funds available therefor. If the Company does not make interest payments on the Junior Subordinated Debt Securities purchased by the Financing Trust, the Financing Trust will not pay distributions on the Preferred Securities and will not have funds available therefor. See "Particular Terms of Junior Subordinated Debt Securities Issued in Connection with Preferred Securities." The Preferred Securities Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities, the Junior Subordinated Indenture and the Declaration, including its obligations to pay costs, expenses and certain liabilities of the Financing Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Preferred Securities.

CERTAIN COVENANTS OF THE COMPANY

  In the Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the Financing Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under the Preferred Securities Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock and (b) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that which rank on par with or junior to such Junior Subordinated Debt Securities. However, the Preferred Securities Guarantee will except from the foregoing any stock dividends paid by the Company where the dividend stock is the same as that on which the dividend is being paid.

MODIFICATIONS OF THE PREFERRED SECURITIES GUARANTEE; ASSIGNMENT

  Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Preferred Securities Guarantee may be amended only with the prior approval of the holders of a majority in liquidation amount of the Preferred Securities then outstanding. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under the Preferred Securities Guarantee will occur upon the failure of the Company to make any of the payments required by the Preferred Securities Guarantee or to perform its other obligations thereunder. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Preferred Securities Guarantee.

  If the Company fails to make any of the payments required by the Preferred Securities Guarantee, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of such holder's rights to receive such payments under the Preferred Securities Guarantee without first instituting a legal proceeding against the Financing Trust, the Guarantee Trustee or any other person or entity.

  The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under the Preferred Securities Guarantee and as to any default in such performance.

  The Company is required to file annually with the Guarantee Trustee an officer's certificate as to the Company's compliance with all conditions under the Preferred Securities Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, prior to the occurrence of a default with respect to the Preferred Securities Guarantee and after curing all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

TERMINATION

  The Preferred Securities Guarantee will terminate as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, upon distribution of the Junior Subordinated Debt Securities held by the Financing Trust to the holders of the Preferred Securities or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Financing Trust. The Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or the Preferred Securities Guarantee.

STATUS OF THE PREFERRED SECURITIES GUARANTEE

  The Preferred Securities Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) on par with the most senior preferred or preference stock hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee.

  The Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

  The Preferred Securities Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.

                             PLAN OF DISTRIBUTION

  The Company may offer and sell the Offered Securities in any of three ways:
(i) through agents; (ii) through underwriters or dealers; or (iii) directly to one or more purchasers. The Prospectus Supplement with respect to any of the Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters or agents, the purchase price of such Offered Securities, the proceeds to the Company from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which such Offered Securities may be listed.

  The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents, and affiliates thereof, may be customers of, engage in transactions with, or perform services for the Company and its affiliates in the ordinary course of business.

  Each underwriter, dealer and agent participating in the distribution of any Debt Securities that are issuable as Bearer Securities will agree that, in connection with the original issuance of such Bearer Securities, it will not offer, sell or deliver, directly or indirectly, Bearer Securities to a United States Person or to any person within the United States, except to the extent permitted under United States Treasury regulations.

  All Offered Securities will be new issues of securities with no established trading market. Any underwriters to whom Offered Securities are sold by the Company for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given concerning the liquidity of the trading market for any Offered Securities.

                            VALIDITY OF SECURITIES

  The validity of the Debt Securities, Preferred Stock, Depository Shares and Securities Warrants will be passed upon for the Company by Faegre & Benson LLP, Minneapolis, Minnesota.

                                    EXPERTS

  The consolidated financial statements of the Company and related financial statement schedules as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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 NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS,
OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE TRUST OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                ---------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                           ----
Risk Factors..............................................................  S-4
The Trust.................................................................  S-8
ReliaStar Financial Corp..................................................  S-8
Capitalization of the Company............................................. S-17
Accounting Treatment...................................................... S-18
Use of Proceeds........................................................... S-18
Description of the Preferred Securities................................... S-18
Description of the Junior Subordinated Debt Securities.................... S-28
Effect of Obligations under the Junior Subordinated Debt Securities and the Preferred Securities Guarantee....................................... S-35
United States Federal Income Taxation..................................... S-36
Underwriting.............................................................. S-39
Legal Matters............................................................. S-40

                                   PROSPECTUS
Available Information.....................................................    4
Incorporation of Certain Documents by Reference...........................    4
The Company...............................................................    5
The Financing Trusts......................................................    6
Use of Proceeds...........................................................    7
Ratios of Earnings to Fixed Charges and to Combined Fixed Charges and
 Preferred Stock Dividends................................................    7
Description of Debt Securities............................................    7
Particular Terms of Junior Subordinated Debt Securities Issued in
 Connection with Preferred Securities.....................................   20
Description of Capital Stock..............................................   21
Description of Depositary Shares..........................................   24
Description of Securities Warrants........................................   27
Description of Preferred Securities of the Financing Trusts...............   30
The Preferred Securities Guarantee........................................   31
Plan of Distribution......................................................   33
Validity of Securities....................................................   34
Experts...................................................................   34

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                         5,000,000 PREFERRED SECURITIES

                             RELIASTAR FINANCING II

                                 % TRUST ORIGINATED
                        PREFERRED SECURITIES ("TOPRSSM")
                            GUARANTEED TO THE EXTENT
                              SET FORTH HEREIN BY

                           RELIASTAR FINANCIAL CORP.

                            ----------------------

                             PROSPECTUS SUPPLEMENT

                            ----------------------

                              MERRILL LYNCH & CO.

                                 DAIN BOSWORTH
                                  INCORPORATED

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                      THE ROBINSON-HUMPHREY COMPANY, INC.

                               SMITH BARNEY INC.

                                        , 1997

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